EXHIBIT 4.12

[FORM OF INDENTURE]

STEEL DYNAMICS, INC.

As Issuer

and

SDI INVESTMENT COMPANY

STEEL DYNAMICS SALES NORTH AMERICA, INC.

NEW MILLENNIUM BUILDING SYSTEMS, LLC

ROANOKE ELECTRIC STEEL CORPORATION

NEW MILLENNIUM BUILDING SYSTEMS, INC.

SOCAR OF OHIO, INC.

SHREDDED PRODUCTS II, LLC

JOHN W. HANCOCK, JR., LLC

STEEL OF WEST VIRGINIA, INC.

STEEL VENTURES, INC.

SWVA, INC.

MARSHALL STEEL, INC.

THE TECHS INDUSTRIES, INC.

OMNISOURCE CORPORATION

ADMETCO, INC.

ATLANTIC SCRAP AND PROCESSING — WILMINGTON, LLC

AUBURN INVESTMENT COMPANY, LLC

CAPITOL CITY METALS, LLC

CAROLINAS RECYCLING GROUP, LLC

COHEN & GREEN SALVAGE CO., INC.

GLOBAL SHREDDING TECHNOLOGIES, LTD., LLC

INDUSTRIAL SCRAP CORPORATION

INDUSTRIAL SCRAP, LLC

JACKSON IRON & METAL COMPANY, INC.

LUCKY STRIKE METALS, LLC

LUMBERTON RECYCLING COMPANY, INC.

MICHIGAN PROPERTIES ECORSE, LLC

OMNISOURCE ATHENS DIVISION, LLC

OMNISOURCE BAY CITY, LLC

OMNISOURCE INDIANAPOLIS, LLC

OMNISOURCE, LLC

OMNISOURCE MEXICO, LLC

OMNISOURCE SOUTHEAST, LLC

OMNISOURCE TRANSPORT, LLC

RAEFORD SALVAGE COMPANY, INC.

RECOVERY TECHNOLOGIES, LLC

SCIENTIFIC RECYCLING GROUP, LLC

SUPERIOR ALUMINUM ALLOYS, LLC

as

Initial Subsidiary Guarantors

and

Wells Fargo Bank, National Association

as Trustee

INDENTURE

Dated as of , 20

    % Convertible Senior Notes due 20

i

v

CROSS-REFERENCE TABLE*

TIA Section		Indenture Section(s)
Section	310(a)(1)	8.09
	(a)(2)	8.09
	(a)(3)	N.A.	**
	(a)(4)	N.A.
	(a)(5)	8.09
	(b)	8.08
	(c)	N.A.
Section	311(a)	8.13
	(b)	8.05
	(c)	N.A.
Section	312(a)	2.06
	(b)	12.03
	(c)	12.03
Section	313(a)	8.14 (a)
	(b)(1)	N.A.
	(b)(2)	8.14 (a)
	(c)	8.14 (a)
	(d)	8.14 (b)
Section	314(a)	5.02
	(b)	N.A.
	(c)(1)	12.04
	(c)(2)	12.04
	(c)(3)	N.A.
	(d)	N.A.
	(e)	12.04
	(f)	N.A.
Section	315(a)	8.01 (b)
	(b)	8.02
	(c)	8.01 (a)
	(d)	8.01 (c)
	(d)(2)	8.01 (c)
	(d)(3)	8.01 (c)
	(e)	7.14
Section	316(a) (last sentence)	2.10
	(a)(1)	7.12, 7.13
	(a)(2)	N.A.
	(b)	7.08
	(c)	12.05(e)
Section	317(a)	7.03, 7.04(a)
	(b)	2.04
Section	318(a)	12.01
	(b)	N.A.
	(c)	12.01

*                                            This Cross-Reference Table shall not, for any purpose, be deemed a part of this Indenture.

**                                     N.A. means Not Applicable.

THIS INDENTURE, dated as of                     , 20    , is among Steel Dynamics, Inc., a corporation duly organized under the laws of the State of Indiana (the “Company”), the Initial Subsidiary Guarantors (as defined herein) and Wells Fargo Bank, National Association, a national banking association, as Trustee (the “Trustee”).

In consideration of the purchase of the Securities (as defined herein) by the Holders thereof, the parties hereto agree as follows for the benefit of one another and for the equal and ratable benefit of the Holders of the Company’s     % Convertible Senior Notes due 20    .

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.          Definitions.

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means any Registrar, Paying Agent or Conversion Agent.

“Applicable Procedures” means, with respect to any conversion, transfer or exchange of beneficial ownership interests in a Global Security, the rules and procedures of the Depositary, to the extent applicable to such conversion, transfer or exchange.

“Bankruptcy Law” means Title 11 of the United States Code entitled “Bankruptcy” or any other law relating to bankruptcy, insolvency, winding up, liquidation, reorganization or relief of debtors, whether in effect on the date hereof or hereafter.

“Board of Directors” means the board of directors of the Company or any duly authorized committee of such board or any equivalent body in a limited partnership, limited liability company or other entity serving substantially the same function as a board of directors of a corporation.

“Board Resolution” means, with respect to any Person, a duly adopted resolution (or other similar action) of the Board of Directors of such Person.

“Business Day” means any day other than a Saturday, a Sunday or any other day on which banks or trust companies in The City of New York or in the city of the Corporate Trust Office of the Trustee are authorized or required by law, or executive order to be closed.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) the equity of such Person, but excluding any debt securities convertible into such equity.

“Cash” or “cash” means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.

“Certificated Security” means a Security that is in substantially the form attached as Exhibit A but that does not include the legend called for by footnote 1 thereof or the Schedule of Exchanges of Securities thereof.

“close of business” means 5:00 p.m. New York City time.

“Closing Date” means                     , 20    .

“Common Equity” of any Person means Capital Stock of the class or classes pursuant to which the holders of such Capital Stock have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

“Common Stock” means the common stock of the Company, par value $0.0025 per share, or any successor common stock thereto.

“Company” means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Company.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by any one of its Chairman of the Board, its Chief Executive Officer, its President, its Chief Operating Officer, its Chief Financial Officer or a Vice President (regardless of Vice Presidential designation), and by any one of its Treasurer, an Assistant Treasurer, any other Vice President (regardless of Vice Presidential designation), its Secretary or an Assistant Secretary, and delivered to the Trustee.

“Continuing Directors” means (i) individuals who on the date of original issuance of the Securities constituted the Company’s Board of Directors (ii) any new directors whose election to the Company’s Board of Directors or whose nomination for election by the Company’s stockholders was approved by at least a majority of the directors then still in office (or a duly constituted committee thereof), either who were directors on the date of original issuance of the Securities or whose election or nomination for election was previously so approved.

“Conversion Price” means, in respect of each Security, as of any date, $1,000, divided by the Conversion Rate as of such date.

“Conversion Rate” means, initially,            shares of Common Stock per $1,000 principal amount of Securities, subject to adjustment as set forth herein.

“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date hereof is located at 230 West Monroe Street, Suite 2900, Chicago, IL 60606, Attention: Corporate Trust Services, or such other address as the Trustee may designate from time to time by notice to the

Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Company).

“Credit Agreement” means the Amended and Restated Credit Agreement, dated as of June 19, 2007, among the Company, as Borrower, certain designated “Initial Lenders,” National City Bank, as Collateral Agent, National City Bank and Wells Fargo, National Association, as Co-Administrative Agents, Bank of America, N.A. and National City Bank, as Syndication Agents, National City Bank, as Paying Agent, Bank of America, N.A., General Electric Capital Corporation, Fifth Third Bank and BMO Capital Markets Financing, Inc., as Documentation Agents, and Banc of America Securities LLC and National City Bank, as Joint Lead Arrangers, and the lenders from time to time party thereto, together with any agreements, instruments, security agreements, guaranties and other documents executed or delivered pursuant to or in connection with such credit agreement, as such credit agreement or such agreements, instruments, security agreements, guaranties or other documents may be amended, supplemented, extended, restated, renewed or otherwise modified from time to time and any refunding, refinancing, replacement or substitution thereof or therefor, whether with the same or different lenders.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Ex-Dividend Date” when used with respect to any issuance or distribution, means the first date upon which a sale of shares of Common Stock does not automatically transfer the right to receive the relevant dividend or distribution from the seller of such Common Stock to its buyer.

“Final Maturity Date” means                     , 20    .

“Fundamental Change” will be deemed to have occurred at the time after the Securities are originally issued if any of the following occurs:

(1)           a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company, its Subsidiaries, and its and their employee benefit plans, has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s Common Equity representing more than 50% of the voting power of the Company’s Common Equity;

(2)           consummation of any share exchange, consolidation or merger of the Company or other transaction or series of transactions pursuant to which the Common Stock will be converted into cash, securities or other property or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one of the Company’s Subsidiaries; provided, however, that a transaction where the holders of all classes of the Company’s Common Equity immediately prior to such transaction that is a share exchange, consolidation or merger own, directly or indirectly, more than 50% of all classes of Common Equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such event shall not be a Fundamental Change;

(3)           the first day on which a majority of the members of the Company’s Board of Directors does not consist of Continuing Directors;

(4)           the Company’s stockholders approve any plan or proposal for the liquidation or dissolution of the Company; or

(5)           the Common Stock (or other common stock into which the Securities are then convertible) ceases to be listed or quoted on a national securities exchange in the United States.

Notwithstanding the foregoing, a Fundamental Change as a result of clause (2) above will not be deemed to have occurred if at least 90% of the consideration received or to be received by the holders of the Common Stock, excluding cash payments for fractional shares, in connection with the transaction or transactions constituting the Fundamental Change consists of Publicly Traded Securities and as a result of such transaction or transactions the Securities become convertible into such Publicly Traded Securities, excluding cash payments for fractional shares.

“GAAP” means generally accepted accounting principles in the United States of America set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board and the Public Company Accounting Oversight Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

“Global Security” means a Security in global form that is in substantially the form attached as Exhibit A and that includes the legend called for in footnote 1 thereof and the Schedule of Exchanges of Securities thereof and which is deposited with the Depositary or its custodian and registered in the name of the Depositary or its nominee.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm’s-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise) or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.  The term “Guarantee” used as a verb has a corresponding meaning.

“Holder” or “Holder of a Security” means the person in whose name a Security is registered on the Registrar’s books.

“Indebtedness” means indebtedness for borrowed money.

“Indenture” means this instrument as originally executed (including all exhibits and schedules thereto) and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including the provisions of the TIA that would be automatically deemed to be part of this Indenture by operation of the TIA assuming this Indenture were qualified under the TIA.

“Initial Subsidiary Guarantors” means SDI Investment Co., a Delaware corporation, Steel Dynamics Sales North America, Inc., an Indiana corporation, New Millennium Building Systems, LLC, an Indiana limited liability company, Roanoke Electric Steel Corporation, an Indiana corporation, New Millennium Building Systems, Inc., a South Carolina corporation, Socar of Ohio, Inc., an Ohio corporation, Shredded Products II, LLC, an Indiana limited liability company, John W. Hancock, Jr., LLC, a Virginia limited liability company, Steel of West Virginia, Inc., a Delaware corporation, Steel Ventures, Inc., a Delaware corporation, SWVA, Inc., a Delaware corporation, Marshall Steel Inc., a Delaware corporation, The Techs Industries, Inc., a Delaware corporation, OmniSource Corporation, an Indiana corporation, Admetco, Inc., an Indiana corporation, Auburn Investment Company, LLC, an Indiana limited liability company, Capitol City Metals, LLC, an Indiana limited liability company, Global Shredding Technologies, Ltd., LLC, an Indiana limited liability company, Industrial Scrap Corporation, an Indiana corporation, Industrial Scrap, LLC, an Indiana limited liability company, Jackson Iron & Metal Company, Inc., a Michigan corporation, Lucky Strike Metals, LLC, an Indiana limited liability company, Michigan Properties Ecorse, LLC, an Indiana limited liability company, OmniSource Athens Division, LLC, an Indiana limited liability company, OmniSource Bay City, LLC, an Indiana limited liability company, OmniSource Indianapolis, LLC, an Indiana limited liability company, OmniSource, LLC, an Indiana limited liability company, OmniSource Mexico, LLC, an Indiana limited liability company, OmniSource Transport, LLC, an Indiana limited liability company, Recovery Technologies, LLC, an Indiana limited liability company, Scientific Recycling Group, LLC, an Indiana limited liability company, Superior Aluminum Alloys, LLC, an Indiana limited liability company, and OmniSource Southeast, LLC, a Delaware limited liability company, Carolinas Recycling Group, LLC, a South Carolina limited liability company,  Atlantic Scrap and Processing — Wilmington, LLC, a North Carolina limited liability company, Cohen & Green Salvage Co., Inc., a North Carolina corporation, Raeford Salvage Company, Inc., a North Carolina corporation, and Lumberton Recycling Company, Inc. a North Carolina corporation.

“Interest Payment Date” means                      and                      of each year, commencing                     , 20    .

“Last Reported Sale Price” of the Common Stock on any date means the closing sale price per share of Common Stock (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. securities exchange on which the Common Stock is traded. If the Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” shall be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by Pink Sheets LLC or a similar organization. If the Common Stock is not so quoted, the “Last Reported Sale Price” shall be the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

“Make-Whole Fundamental Change” means any transaction or event that constitutes a Fundamental Change (determined after giving effect to any exceptions or exclusions to such definition, but without regard to the proviso in clause (2) of the definition thereof).

“Note Guarantee” means a Guarantee of the obligations of the Company under this Indenture and the Securities by any Subsidiary Guarantor.

“Officer” means the Chairman, any Vice Chairman, the President, the Chief Executive Officer, any Vice President, the Chief Financial Officer, the Chief Operating Officer, the Treasurer or any Assistant Treasurer, or the Secretary or any Assistant Secretary of the Company.

“Officer’s Certificate” means a certificate signed by an Officer of the Company and delivered to the Trustee; provided, however, that for purposes of Section 5.03, “Officer’s Certificate” means a certificate signed by the principal executive officer, principal financial officer, principal operating officer or principal accounting officer of the Company and each Subsidiary Guarantor.

“open of business” means 9:00 a.m. (New York City time).

“Operating Property” means any real property, including any manufacturing plant or warehouse erected thereon, or equipment located in the United States owned by, or leased to, the Company, or any Subsidiary of the Company, that has a market value in excess of $50.0 million.

“Opinion of Counsel” means a written opinion of counsel, who may be an employee of or counsel for the Company, any Subsidiary Guarantor or the Trustee and which opinion shall be in form and substance reasonably satisfactory to the Trustee.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Publicly Traded Securities” means, in respect of a transaction described in clause (2) of the definition of Fundamental Change, shares of common stock traded on the New York Stock Exchange, the NASDAQ Stock Market LLC or the NASDAQ Global Select Market (or any or their respective successors) or which will be so traded when issued or exchanged in connection with a Fundamental Change.

“Redemption Date” means the date specified in a notice of redemption on which the Securities may be redeemed in accordance with the terms of the Securities and this Indenture.

“Registrar” means initially the Trustee.

“Regular Record Date” means, with respect to the payment of interest on the Securities, the                      (whether or not a Business Day) immediately preceding an Interest Payment Date on                      and the                      (whether or not a Business Day) immediately preceding an Interest Payment Date on                     .

“Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal United States national or regional securities exchange or market on which the Common Stock is listed or admitted for trading.  If the Common Stock is not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities” means up to $                   aggregate principal amount of     % Convertible Senior Notes due 20    , or any $1,000 principal amount thereof (each a “Security”), as amended or supplemented from time to time, that are issued under this Indenture.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Securities Custodian” means the Trustee, as custodian with respect to the Securities in global form, or any successor thereto.

“Significant Subsidiary” means, at any date of determination, any Restricted Subsidiary that would constitute a “significant subsidiary” within the meaning of Article 1 of Regulation S-X of the Securities Act as in effect on the Closing Date; provided that all references to 10% in the definition of “significant subsidiary” in Article 1 of Regulation S-X of the Securities Act shall be deemed to be 7.5%.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 2.16.

“Stated Maturity” means, with respect to any installment of interest or principal on any Security, the date on which such payment of interest or principal shall become due and payable.

“Subsidiary” means, with respect to any specified Person:  (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); or (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Subsidiary Guarantor” means any Initial Subsidiary Guarantor and any other Subsidiary of the Company which provides a Note Guarantee of the Company’s obligations under the

Indenture and the Securities, until such Note Guarantee is released in accordance with the terms of this Indenture.

“TIA” means the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder as in effect on the date of this Indenture, except to the extent that the Trust Indenture Act or any amendment thereto expressly provides for application of the Trust Indenture Act as in effect on another date.

“Trading Day” means a day on which (i) trading in the Common Stock generally occurs on the NASDAQ Global Select Market or, if the Common Stock is not then listed on the NASDAQ Global Select Market, on the principal other United States national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a United States national or regional securities exchange, in the principal other market on which the Common Stock is then traded, and (ii) a Last Reported Sale Price for the Common Stock is available on such securities exchange or market. If the Common Stock (or other security for which a closing sale price must be determined) is not so listed or traded, “Trading Day” means a Business Day.

“Trustee” means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of this Indenture, and thereafter means the successor.

“Trust Officer” means, with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Unrestricted Subsidiary” means STLD Holdings, Inc., Dynamic Aviation, LLC, Paragon Steel Enterprises, LLC, Speedbird Aviation, LLC and each of their respective direct and indirect Subsidiaries; provided, however, in the event (a) any such Subsidiary Guarantees Indebtedness of the Company or any Subsidiary Guarantor in an aggregate amount exceeding $50 million or (b) the Company or any of its Subsidiaries (other than an Unrestricted Subsidiary) contributes or otherwise transfers (other than a sale for fair market value) any Operating Property (including shares of stock of a Subsidiary that owns the Operating Property) to such Subsidiary, in either case such Subsidiary shall cease to be an Unrestricted Subsidiary and if such Subsidiary would be a Significant Subsidiary, such Subsidiary will Guarantee payment of the principal of, premium if any and interest on the Securities.

“U.S.” means the United States of America.

“Vice President” when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”

Section 1.02.          Other Definitions.

Term	Defined in Section
“Act”	12.05(a)
“Additional Shares”	4.06(a)
“Adjusted Net Assets”	11.01
“Agent Members”	2.01(b)
“Clause A Distribution”	4.04(c)
“Clause B Distribution”	4.04(c)
“Clause C Distribution”	4.04(c)
“Conversion Agent”	2.03(a)
“Conversion Date”	4.02(b)
“Conversion Notice”	4.02(b)
“DTC”	2.01(a)
“Defaulted Interest”	2.16
“Depositary”	2.01(a)
“Dividend Threshold Amount”	4.04(d)
“Effective Date”	4.06(c)
“Event of Default”	7.01(a)
“Fundamental Change Company Notice”	3.08(b)
“Fundamental Change Purchase Date”	3.08(a)
“Fundamental Change Purchase Notice”	3.08(c)
“Fundamental Change Purchase Price”	3.08(a)
“Funding Guarantor”	11.01
“in connection with”	4.06
“Merger Event”	4.07(a)
“Notice of Default”	7.01(b)
“Outstanding”	2.09(a)
“Paying Agent”	2.03(a)
“Primary Registrar”	2.03(a)
“Redemption Price”	3.01
“Reference Property”	4.07(a)
“Registrar”	2.03(a)
“Special Interest”	7.02(c)
“Special Payment Date”	2.16(a)
“Spin-Off”	4.04(c)
“Stock Price	4.06(c)
“Trigger Event”	4.04(c)
“Valuation Period”	4.04(c)

Section 1.03.          Trust Indenture Act Provisions.

Whenever this Indenture refers to a provision of the TIA, that provision is incorporated by reference in and made a part of this Indenture.  The following TIA term used in this Indenture has the following meaning:

“obligor” on the indenture securities means the Company, each Subsidiary Guarantor or any other obligor on the Securities.

All other terms used in this Indenture that are defined in the TIA, defined by TIA reference to another statute or defined by any SEC rule and not otherwise defined herein have the meanings assigned to them therein.

Section 1.04.          Rules of Construction.

For all purposes of this Indenture, except as otherwise provided or unless the context otherwise requires:

(1)  a term has the meaning assigned to it;

(2)  an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)  words in the singular include the plural, and words in the plural include the singular;

(4)  the term “merger” includes a statutory share exchange and the term “merged” has a correlative meaning;

(5)  the masculine gender includes the feminine and the neuter;

(6)  the terms “include”, “including”, and similar terms should be construed as if followed by the phrase “without limitation”;

(7)  references to agreements and other instruments include subsequent amendments thereto; and

(8)  all “Article”, “Exhibit” and “Section” references are to Articles, Exhibits and Sections, respectively, of or to this Indenture unless otherwise specified herein, and the terms “hereunder,” “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

ARTICLE 2

THE SECURITIES

Section 2.01.          Form and Dating.

The Securities and the Trustee’s certificate of authentication shall be substantially in the respective forms set forth in Exhibit A, which Exhibit is incorporated in and made part of this Indenture.  The Securities may include such letters, numbers or other marks of identification and such notations, legends, endorsements or changes as the Officer executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required by the Trustee, the Depositary, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any national securities exchange or automated quotation system on which the Securities may be listed or quoted, or to conform to usage, or to indicate any special limitations or restrictions to which any particular Securities are subject.  Each Security shall be dated the date of its authentication.

(a)           Global Securities.  All of the Securities are being offered and sold in a distribution in reliance on an effective registration statement under the Securities Act and shall be issued initially in the form of one or more Global Securities, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Trustee, at its Corporate Trust Office, as Securities Custodian for the depositary, The Depository Trust Company (“DTC”, and such depositary, or any successor thereto, being hereinafter referred to as the “Depositary”), and registered in the name of its nominee, Cede & Co.  (or any successor thereto), for the accounts of participants in the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided.  The aggregate principal amount of the Global Security may from time to time be increased or decreased by adjustments made on the records of the Securities Custodian and the Depositary as hereinafter provided, subject in each case to compliance with the Applicable Procedures and Section 2.13, as applicable.

(b)           Global Securities In General.  The Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Securities from time to time endorsed thereon and that the aggregate principal amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, purchases or conversions of such Securities.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or under the Global Security, and the Depositary (including, for this purpose, its nominee) may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever.

Notwithstanding the foregoing, nothing herein shall (1) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (2) impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

(c)           Book Entry Provisions.  The Company shall execute and the Trustee shall, in accordance with this Section 2.01(c), authenticate and deliver initially one or more Global Securities that (1) shall be registered in the name of the Depositary or its nominee, (2) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instructions and (3) shall bear legends substantially to the following effect:

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND

ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.  THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF.  THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.”

Section 2.02.          Execution and Authentication.

(a)           The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is limited to $                   aggregate principal amount, except as provided in Sections 2.07 and 2.08.

(b)           The Securities shall be executed on behalf of the Company by one of its Officers.  The signatures of any of the Officers on the Securities may be manual or facsimile.

(c)           Securities bearing the manual or facsimile signatures of individuals who were at any time the proper Officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

(d)           No Security or Guarantee endorsed thereon shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

(e)           The Trustee shall authenticate and make available for delivery Securities for original issue in the aggregate principal amount of up to $                   upon receipt of a Company Order, Officer’s Certificate and an Opinion of Counsel.  The Company Order shall specify the amount of Securities to be authenticated, shall provide that all such Securities will be represented by a Global Security and shall state the date on which each original issue of Securities is to be authenticated. The Officer’s Certificate shall state that all covenants and conditions precedent to the execution, authentication and delivery of the Securities have been complied with. The Opinion of Counsel shall state substantially to the following effect, which Opinion of Counsel may contain such assumptions, qualifications and limitations as such counsel shall reasonably deem appropriate: (i) the form or forms and terms of the Securities of such series have been established in compliance with this Indenture, and (ii) the Indenture and such Securities have been duly authorized and, if executed and authenticated in accordance with the provisions of the Indenture and delivered and duly paid for, would be entitled to the benefits of the Indenture and will constitute valid and legally binding obligations of the Company and each Subsidiary Guarantor, enforceable against the Company and each Subsidiary Guarantor in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether enforceability is considered in a proceeding of equity or law).

(f)            The Trustee shall act as the initial authenticating agent.  Thereafter, the Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities.  An authenticating agent may authenticate Securities whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent shall have the same rights as an Agent to deal with the Company or any Subsidiary Guarantor or an Affiliate of the Company or any Subsidiary Guarantor.

(g)           The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 principal amount and multiples of $1,000 thereof.

Section 2.03.          Registrar, Paying Agent and Conversion Agent.

(a)           The Company shall maintain one or more offices or agencies where Securities may be presented for registration of transfer or for exchange (each, a “Registrar”), one or more offices or agencies where Securities may be presented or surrendered for payment (each, a “Paying Agent”), one or more offices or agencies where Securities may be presented for conversion (each, a “Conversion Agent”) and one or more offices or agencies where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served.  The Company will at all times maintain a Paying Agent, Conversion Agent, Registrar and an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served in the Borough of Manhattan, The City of New York.  One of the Registrars (the “Primary Registrar”) shall keep a register of the Securities and of their transfer and exchange.  At the option of the Company, any payment of cash may be made by check mailed to the Holders at their addresses set forth in the register of Holders.

(b)           The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, provided that the Agent may be an Affiliate of the Trustee.  The agreement shall implement the provisions of this Indenture that relate to such Agent.  The Company shall notify the Trustee of the name and address, and any change in the name or address, of any Agent not a party to this Indenture.  If the Company fails to maintain a Registrar, Paying Agent, Conversion Agent, or agent for service of notices and demands in any place required by this Indenture, or fails to give the foregoing notice, the Trustee shall act as such.  The Company or any Affiliate of the Company may act as Paying Agent (except for the purposes of Article 9).

(c)           The Company hereby initially designates the Trustee as Paying Agent, Registrar, Primary Registrar, Securities Custodian and Conversion Agent, and designates the Corporate Trust Office of the Trustee as the office or agency of the Company for each of the aforesaid purposes and as the office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served.

Section 2.04.          Paying Agent To Hold Money in Trust.

Unless otherwise specified herein, prior to 10:00 a.m., New York City time, on each due date of the payment of principal of, or interest (including Special Interest), if any, on any Securities, the Company shall deposit a sum sufficient to pay such principal or interest (including Special Interest), if any, so becoming due.  A Paying Agent shall hold in trust for the benefit of Holders of Securities or the Trustee all money held by the Paying Agent for the payment of principal of, or interest (including Special Interest), if any, on, the Securities, and shall notify the Trustee of any failure by the Company (or any other obligor on the Securities) to make any such payment.  If the Company or an Affiliate of the Company acts as Paying Agent, it shall, before 10:00 a.m., New York City time, on each due date of the principal of, or interest (including Special Interest), if any, on, any Securities, segregate the money and hold it as a separate trust fund for the benefit of Holders.  The Company at any time may require a Paying Agent to pay all money held by it to the Trustee, and the Trustee may at any time during the continuance of any Default, upon written request to a Paying Agent, require such Paying Agent to pay forthwith to the Trustee all sums so held in trust by such Paying Agent.  Upon doing so, the Paying Agent (other than the Company) shall have no further liability for the money so paid to the Trustee.

Subject to applicable abandoned property law, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or interest (including Special Interest), if any, on any Security and remaining unclaimed for two years after such principal or interest (including Special Interest), if any, has become due and payable shall promptly be paid to the Company or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will promptly be repaid to the Company.

Section 2.05.          Conversion Agent To Hold Money in Trust.

The Company shall require each Conversion Agent (that is not the Trustee) to agree in writing that the Conversion Agent will hold in trust for the benefit of Holders or the Trustee all cash and shares of Common Stock delivered by the Company to the Conversion Agent for the delivery of amounts due upon conversion, and will notify the Trustee of any default by the Company in making any such delivery.

While any such default continues, the Trustee may require a Conversion Agent to deliver all cash and shares of Common Stock delivered by the Company to it to the Trustee.  Upon payment over to the Trustee, the Conversion Agent (if other than the Company or a Subsidiary) shall have no further liability in respect of such amounts.  If the Company or a Subsidiary acts as Conversion Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all cash and shares of Common Stock held by it as Conversion Agent.  Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Conversion Agent for the Securities.

Section 2.06.          Lists of Holders of Securities.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of Securities.  The Company shall furnish or cause the Registrar to furnish to the Trustee (a) semiannually, not more than 10 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date; and (b) at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request, a list of similar form and content to that in subsection (a) hereof as of a date not more than 15 days prior to the time such list is furnished; provided, however, that if and so long as the Trustee shall be the Primary Registrar, no such list need be furnished.

Section 2.07.          Transfer and Exchange.

(a)           Subject to compliance with any applicable additional requirements contained in Section 2.13, when a Security is presented to a Registrar with a request to register a transfer thereof or to exchange such Security for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided, however, that every Security presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by an assignment form and, if applicable, a transfer certificate each substantially in the form included in Exhibit A, and completed in a manner satisfactory to the Registrar and duly executed by the Holder thereof or its attorney duly authorized in writing.  To permit registration of transfers and exchanges, upon surrender of any Security for registration of transfer or exchange at an office or agency maintained pursuant to Section 2.03(a), the Company shall execute and the Trustee shall authenticate Securities of a like aggregate principal amount at the Registrar’s request.  Any exchange or transfer shall be without charge, except that the Company or the Registrar may require payment of a sum sufficient to cover any transfer tax or similar governmental charge that may be imposed in relation thereto; provided that this sentence shall not apply to any exchange pursuant to Section 2.11, 4.02(d) or 10.06.

(b)           Neither the Company, any Registrar nor the Trustee shall be required to register the transfer of or exchange any Securities or portions thereof in respect of which a Fundamental Change Purchase Notice has been delivered and not withdrawn by the Holder thereof (except, in the case of the purchase of a Security in part, the portion thereof not to be purchased).

(c)           All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same debt and entitled to the same benefits under this Indenture as the Securities surrendered upon such registration of transfer or exchange.

(d)           Any Registrar appointed pursuant to Section 2.03 shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities.

(e)           Each Holder of a Security agrees to indemnify the Company and the Trustee against any liability that may result from the registration of transfer, exchange or assignment of such Holder’s Security in violation of any provision of this Indenture and/or applicable United States federal or state securities law.

(f)            The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Agent Members or other beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.08.          Replacement Securities.

(a)           If (1) any mutilated Security is surrendered to the Trustee, or (2) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company and the Trustee, such security or indemnity, in each case, as may be required by them to save each of them harmless from any loss, expense, claim or liability, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a protected purchaser, the Company shall execute and upon a Company Request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a replacement Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

(b)           If any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be purchased by the Company pursuant to Article 3, or converted pursuant to Article 4, the Company in its discretion may, instead of issuing a new Security, pay, purchase or convert such Security, as the case may be.

(c)           Upon the issuance of any new Securities under this Section 2.08, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of counsel and the Trustee) in connection therewith.

(d)           Every new Security issued pursuant to this Section 2.08 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company and each Subsidiary Guarantor, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

(e)           The provisions of this Section 2.08 are (to the extent lawful) exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 2.09.          Outstanding Securities.

(a)           Securities outstanding (“Outstanding”) at any time are all Securities authenticated by the Trustee, except for those canceled by it, those purchased pursuant to Article 3, those converted pursuant to Article 4, those delivered to the Trustee for cancellation or surrendered for transfer or exchange and those described in this Section 2.09 as not Outstanding.

(b)           If a Security is replaced pursuant to Section 2.08, such replaced Security ceases to be Outstanding unless the Company receives proof satisfactory to it that the replaced Security is held by a protected purchaser.

(c)           If a Paying Agent holds in respect of the Outstanding Securities on a Redemption Date, Fundamental Change Purchase Date or the Final Maturity Date, as the case may be, money sufficient to pay the principal of and accrued interest (including Special Interest), if any, on Securities (or portions thereof) payable on that date, then on and after such Redemption Date, Fundamental Change Purchase Date, Final Maturity Date, such Securities (or portions thereof, as the case may be) shall cease to be Outstanding, interest (including Special Interest), if any, on such Securities shall cease to accrue and all other rights of the Holder will terminate unless otherwise specified in this Indenture.

(d)           Subject to the restrictions contained in Section 2.10, a Security does not cease to be Outstanding because the Company or an Affiliate of the Company holds the Security.

Section 2.10.          Treasury Securities.

In determining whether the Holders of the required principal amount of Securities have concurred in any request, demand, authorization, notice, direction, waiver or consent, Securities owned by the Company or any other obligor on the Securities or by any Affiliate of the Company or of such other obligor shall be disregarded, except that, for purposes of determining whether the Trustee shall be protected in relying on any such request, demand, authorization, notice, direction, waiver or consent, only Securities which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded.

Section 2.11.          Temporary Securities.

Until definitive Securities are ready for delivery, the Company may prepare and execute, and, upon receipt of a Company Order, the Trustee shall authenticate and deliver, temporary Securities.  Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company with the consent of the Trustee considers appropriate for temporary Securities.  Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate and deliver definitive Securities in exchange for temporary Securities representing an equal principal amount of Securities.  The temporary Securities will be exchanged for definitive Securities in accordance with Sections 2.07 and 2.13 hereof.  Until so exchanged, temporary Securities shall have the same rights under this Indenture as the definitive Securities.

Section 2.12.          Cancellation.

The Company and any Subsidiary Guarantor at any time may deliver Securities to the Trustee for cancellation.  The Registrar, the Paying Agent and the Conversion Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange, purchase, payment or conversion.  The Trustee and no one else shall cancel, in accordance with its standard procedures, all Securities surrendered for transfer, exchange, purchase, payment, conversion or cancellation and shall dispose of the cancelled Securities in accordance with its customary procedures or deliver the canceled Securities to the Company upon request.  All Securities which are purchased or otherwise acquired by the Company or any of its Subsidiaries prior to the Final Maturity Date pursuant to Article 3 shall be delivered to the Trustee for cancellation, and the Company may not hold or resell such Securities or issue any new Securities to replace any such Securities or any Securities that any Holder has converted pursuant to Article 4.  The Trustee shall maintain a record of all canceled Securities.  The Trustee shall provide the Company a list of all Securities that have been canceled from time to time as requested by the Company in writing.

Section 2.13.          Legend; Additional Transfer and Exchange Requirements.

(a)           [Intentionally Omitted]

(b)           A Global Security may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee or any successor thereof, and no such transfer to any such other Person may be registered; provided that the foregoing shall not prohibit any transfer of a Security that is issued in exchange for a Global Security but is not itself a Global Security.  No transfer of a Security to any Person shall be effective under this Indenture or the Securities unless and until such Security has been registered in the name of such Person.  Notwithstanding any other provisions of this Indenture or the Securities, transfers of a Global Security, in whole or in part, shall be made only in accordance with this Section 2.13.

(c)           [Intentionally Omitted]

(d)           [Intentionally Omitted]

(e)           The provisions below shall apply only to Global Securities or any Securities issued in exchange for a Global Security:

(1)           Each Global Security authenticated under this Indenture shall be registered in the name of the Depositary or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Security for purposes of this Indenture.

(2)           Notwithstanding any other provisions of this Indenture or the Securities, a Global Security shall not be exchanged in whole or in part for a Security registered, and no transfer of a Global Security in whole or in part shall be registered in the name of any Person other than the Depositary or one or more nominees thereof; provided that a Global Security may be exchanged for Securities registered in the names of any person designated by the Depositary in the event that (A) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or such Depositary has ceased to be a “clearing agency” registered under the Exchange Act, and in either case a successor Depositary is not appointed by the Company within 60 days after receiving such notice or becoming aware that the Depositary has ceased to be a “clearing agency” or (B) an Event of Default has occurred and is continuing with respect to the Securities.  Any Global Security exchanged pursuant to the preceding sentence shall be so exchanged as directed by the Depositary.  Any Security issued in exchange for a Global Security or any portion thereof shall be a Global Security; provided, however, that any such Security so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Security.

(3)           Securities issued in exchange for a Global Security or any portion thereof that are not issued as a Global Security shall be issued in definitive, fully registered form, without interest coupons, shall have a principal amount equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein.  Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Trustee or the Registrar.  With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Security, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee.  Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

(4)           Subject to clause (6) of this Section 2.13(e), the registered Holder may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

(5)           In the event of the occurrence of any of the events specified in clause (2) of this Section 2.13(e), the Company will promptly make available to the Trustee a reasonable supply of Certificated Securities in definitive, fully registered form, without interest coupons.

(6)           Neither Agent Members nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, or under any such Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall (i) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or (ii) impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a Holder of any Security.

(7)           At such time as all interests in a Global Security have been converted, cancelled or exchanged for Securities in certificated form, such Global Security shall, upon receipt thereof, be cancelled by the Trustee in accordance with standing procedures and instructions existing between the Depositary and the Securities Custodian, subject to Section 2.12 of this Indenture.  At any time prior to such cancellation, if any interest in a Global Security is converted, canceled or exchanged for Securities in certificated form, the principal amount of such Global Security shall, in accordance with the standing procedures and instructions existing between the Depositary and the Securities Custodian, be appropriately reduced, and an endorsement shall be made on such Global Security, by the Trustee or the Securities Custodian, at the direction of the Trustee, to reflect such reduction.

Section 2.14.          CUSIP Numbers.

The Company in issuing the Securities may use one or more “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in a Fundamental Change Purchase Notice as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any Fundamental Change Purchase Notice and that reliance may be placed only on the other identification numbers printed on the Securities, and any such purchase shall not be affected by any defect in or omission of such numbers.  The Company will notify the Trustee in writing of any change in the “CUSIP” numbers.

Section 2.15.          Calculations.

Except as otherwise specifically stated herein or in the Securities, all calculations to be made in respect of the Securities shall be the obligation of the Company.  All calculations made by the Company or its agent as contemplated pursuant to the terms hereof and of the Securities shall be made in good faith and be final and binding on the Holders absent manifest error.  The Company shall provide a schedule of calculations to the Trustee, and the Trustee shall be entitled to conclusively rely upon the accuracy of the calculations by the Company without independent verification.  The Trustee shall forward calculations made by the Company to any Holder of Securities upon request.

Section 2.16.          Payment of Interest; Interest Rights Preserved.

Interest (including Special Interest), if any, on any Security which is payable, and is punctually paid or duly provided for, on the Stated Maturity of such interest (including Special

Interest), if any, shall be paid to the Person in whose name the Security is registered at the close of business on the Regular Record Date for such interest payment.

Any interest (including Special Interest), if any, on any Security which is payable, but is not punctually paid or duly provided for, on the Stated Maturity of such interest (including Special Interest), if any, and interest on such defaulted interest at the then applicable interest rate borne by the Securities, to the extent lawful (such defaulted interest and interest thereon herein collectively called “Defaulted Interest”), shall forthwith cease to be payable to the Holder on the Regular Record Date; and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Subsection (a) or (b) below:

(a)           The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner.  The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date (not less than 20 days after such notice) of the proposed payment (the “Special Payment Date”), and by 10:00 a.m. New York City time on the date of payment the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the Special Payment Date, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this subsection provided.  Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the Special Payment Date and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment.  The Trustee shall promptly notify the Company in writing of such Special Record Date.  Unless the Company issues a press release to the same effect, in the name and at the expense of the Company, the Trustee shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at its address as it appears in the Security Register, not less than 10 days prior to such Special Record Date or notify in such other manner as the Trustee determines, including in accordance with any Applicable Procedures.  Notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Payment Date therefor having been so mailed or otherwise conveyed, such Defaulted Interest shall be paid to the Persons in whose names the Securities are registered on such Special Record Date and shall no longer be payable pursuant to the following paragraph (b).

(b)           The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any national securities exchange on which the Securities may be listed, and upon such notice as may be required by this Indenture not inconsistent with the requirements of such exchange, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this subsection, such payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section 2.16, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest (including Special Interest), if any, accrued and unpaid, and to accrue, which were carried by such other Security.

Section 2.17.          Computation of Interest.

Interest (including Special Interest) on the Securities shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

ARTICLE 3

REDEMPTION AND REPURCHASE

Section 3.01.          Company’s Right to Redeem; Notice to Trustee.

Prior to                     , 20    , the Securities will not be redeemable at the Company’s option.  On or after                     , 20    , if the Last Reported Sale Price of the Common Stock for 20 or more Trading Days (whether or not consecutive) in a period of 30 consecutive Trading Days ending on the Trading Day prior to the date the Company provides the notice of redemption to Holders exceeds 130% of the applicable Conversion Price in effect on each such Trading Day, the Company may redeem for cash all or part of the Securities, upon notice before the Redemption Date to the Trustee and the Paying Agent as set forth below in this Section 3.01; provided that the Company shall not redeem the Securities if the Redemption Date would be after the Final Maturity Date.  The redemption price (the “Redemption Price”) shall equal to 100% of the principal amount of the Securities being redeemed, plus any accrued and unpaid interest (including Special Interest), if any, to, but excluding, the Redemption Date; provided that if the Redemption Date falls after a Regular Record Date and on or prior to the corresponding Interest Payment Date, the Redemption Price shall be 100% of the principal amount of the Securities redeemed but shall not include accrued and unpaid interest(including Special Interest), if any. Instead, the Company shall pay such accrued and unpaid interest (including Special Interest, if any), if any, on the Interest Payment Date, to the Holder of record at the close of business on the corresponding Regular Record Date.  If the Company elects to redeem Securities pursuant to this Section 3.01, it shall notify the Trustee and the Paying Agent in writing of such election together with the Redemption Date, the Conversion Rate, the principal amount of Securities to be redeemed and the Redemption Price.

The Company shall give the notice to the Trustee and the Paying Agent of the Company’s election to redeem Securities pursuant to this Section 3.01, at least 30 days but not more than 60 days before the Redemption Date (subject to Section 3.03).

Section 3.02.          Selection of Securities to be Redeemed.

If the Company decides to redeem fewer than all of the Securities, unless the procedures of the Depositary provide otherwise, the Trustee shall select the Securities to be redeemed by lot, on a pro rata basis or by another method the Trustee considers fair and appropriate.

Securities and portions of Securities that the Trustee selects shall be in principal amounts of $1,000 or a multiple of $1,000.  Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.  The Trustee shall notify the Company promptly (but in any case within seven days of the Trustee’s receipt of the notice from the Company referred to in Section 3.01 unless a shorter notice is acceptable to the Company) of the Securities or portions of the Securities selected to be redeemed and, in the case of any Securities selected for partial redemption, the method it has chosen for the selection of the portions of the Securities selected to be redeemed.

Following a notice of redemption, Securities and portions of Securities are convertible pursuant to Article 4, by the Holder until the close of business on the Business Day prior to the Redemption Date.  If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption.  Securities that have been converted during a selection of Securities to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection.

Section 3.03.          Notice of Redemption.

At least 30 days but no more than 60 days before a Redemption Date, the Company shall mail a notice of redemption (substantially in the form set forth in Exhibit A) by first-class mail, postage prepaid, to each Holder of Securities to be redeemed.

The notice shall identify the Securities to be redeemed and shall state (along with any other information the Company wishes to include):

(a)           the Redemption Date;

(b)           the Redemption Price;

(c)           the Conversion Rate;

(d)           the name and address of the Paying Agent and Conversion Agent;

(e)           that Securities may be converted at any time before the close of business on the Business Day prior to the Redemption Date;

(f)            that Securities called for redemption and not converted shall be redeemed on the Redemption Date;

(g)           that Holders who want to convert their Securities must satisfy the requirements set forth in the Securities;

(h)           that Securities called for redemption must be surrendered to the Paying Agent (by effecting book entry transfer of the Securities or delivering Certificated Securities, together with necessary endorsements, as the case may be) to collect the Redemption Price;

(i)            if fewer than all of the outstanding Securities are to be redeemed, the certificate numbers, if any, and principal amounts of the particular Securities to be redeemed;

(j)            that, unless the Company defaults in making payments of such Redemption Price, interest (including Special Interest), if any, on the Securities called for redemption shall cease to accrue from and after the Redemption Date; and

(k)           the CUSIP or other similar number(s), as the case may be, of the Securities being redeemed.

At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense, provided that the Company makes such request at least seven Business Days (or such shorter period as may be satisfactory to the Trustee) prior to the date by which such notice of redemption must be given to Holders in accordance with this Section 3.03.

Section 3.04.          Effect of Notice of Redemption.

Once notice of redemption is given, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice except for Securities that are converted in accordance with the terms of this Indenture.  Upon surrender to the Paying Agent, such Securities shall be paid at the Redemption Price stated in the notice and from and after the Redemption Date (unless the Company shall default in the payment of the Redemption Price) such Securities shall cease to bear interest (including Special Interest), if any, and the rights of the Holders therein shall terminate (other than the right to receive the Redemption Price).

Section 3.05.          Deposit of Redemption Price.

Prior to 10:00 a.m. (New York City time), on the Redemption Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary or an Affiliate of either of them is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which on or prior thereto have been delivered by the Company to the Trustee for cancellation or have been converted.  Upon written request of the Company, the Paying Agent shall as promptly as practicable return to the Company any money not required for the purpose of paying the Redemption Price because of conversion of Securities pursuant to Article 4.  If such money is then held by the Company or a Subsidiary or an Affiliate of either in trust and is not required for such purpose it shall be discharged from such trust.

Section 3.06.          Securities Redeemed in Part.

Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall, without charge, authenticate and deliver to the Holder a new Security in an authorized denomination equal in principal amount to the unredeemed portion of the Security surrendered.

Section 3.07.          [Intentionally Omitted]

Section 3.08.          Repurchase of Securities at Option of the Holder upon a Fundamental Change.

(a)           In the event a Fundamental Change shall occur at any time when any Securities remain outstanding, each Holder shall have the right, at such Holder’s option, to require the Company to purchase all of such Holders’ Securities or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple thereof on a date specified by the Company (the “Fundamental Change Purchase Date”) that is no earlier than the 20th calendar day following the date of, and no later than the 35th calendar day following the date of, delivery of the Fundamental Change Company Notice (as defined below) at a purchase price in cash equal to 100% of the principal amount of the Securities tendered for purchase, plus accrued and unpaid interest (including Special Interest), if any,  on those Securities to, but excluding, the Fundamental Change Purchase Date (the “Fundamental Change Purchase Price”), subject to satisfaction by or on behalf of any Holder of the requirements set forth in Section 3.08(c); provided that if the Fundamental Change Purchase Date is on a date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date, the Fundamental Change Purchase Price shall be 100% of the principal amount of the Securities repurchased but shall not include accrued and unpaid interest (including Special Interest), if any. Instead, the Company shall pay such accrued and unpaid interest (including Special Interest), if any, on the Interest Payment Date, to the Holder of record at the close of business on the corresponding Regular Record Date.

(b)           On or before the 20th calendar day after the occurrence of a Fundamental Change, the Company shall mail a written notice of the occurrence of the Fundamental Change and of the resulting purchase right to the Trustee, Paying Agent and to each Holder of record of Securities (a “Fundamental Change Company Notice”).  The Fundamental Change Company Notice shall include the form of a Fundamental Change Purchase Notice (defined below) to be completed by the Holder and shall state:

(1)           the events causing such Fundamental Change;

(2)           the date of such Fundamental Change;

(3)           the last date by which the Fundamental Change Purchase Notice must be delivered to elect the purchase option pursuant to this Section 3.08;

(4)           the Fundamental Change Purchase Date;

(5)           the Fundamental Change Purchase Price;

(6)           the Holder’s right to require the Company to purchase the Securities;

(7)           the name and address of each Paying Agent and Conversion Agent;

(8)           the then effective Conversion Rate and any adjustments to the Conversion Rate resulting from such Fundamental Change;

(9)           the procedures that the Holder must follow to exercise rights under Article 4 of this Indenture and that the Securities as to which a Fundamental Change Purchase Notice has been given may be converted into Common Stock pursuant to

Article 4 of this Indenture only to the extent that the Fundamental Change Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

(10)         the procedures that the Holder must follow to exercise rights under this Section 3.08;

(11)         the procedures for withdrawing a Fundamental Change Purchase Notice;

(12)         that, unless the Company fails to pay such Fundamental Change Purchase Price, Securities covered by any Fundamental Change Purchase Notice will cease to be outstanding and interest, (including Special Interest), if any, will cease to accrue on and after the Fundamental Change Purchase Date; and

(13)         the CUSIP number of the Securities.

At the Company’s written request, the Trustee shall give such Fundamental Change Company Notice in the Company’s name and at the Company’s expense; provided that, in all cases, the text of such Fundamental Change Company Notice shall be prepared by the Company; provided that the Company makes such request at least seven Business Days (or such shorter period as may be satisfactory to the Trustee) prior to the date by which such Fundamental Change Company Notice must be given to Holders in accordance with this Section 3.08.  In connection with the delivery of the Fundamental Change Notice to the Holders, the Company shall publish a notice containing substantially the same information that is required in the Fundamental Change Company Notice in a newspaper of general circulation in the City of New York or publish information on a website of the Company or through such other public medium the Company may use at that time.  If any of the Securities is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the Applicable Procedures relating to the purchase of Global Securities.  No failure of the Company to give the Fundamental Change Company Notice and no defect therein shall limit the purchase rights of the Holders of Securities or affect the validity of the proceedings for the purchase of the Securities pursuant to this Section 3.08.

(c)           A Holder may exercise its rights specified in Section 3.08(a) upon delivery of a written notice (which shall be in substantially the form set forth in the form of Security attached as Exhibit A under the heading “Fundamental Change Purchase Notice” and which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Depositary’s Applicable Procedures) of the exercise of such rights (a “Fundamental Change Purchase Notice”) to the Paying Agent at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Purchase Date, subject to extension to comply with applicable law.

(1)           The Fundamental Change Purchase Notice shall state:  (A) if Certificated Securities are to be purchased, the certificate numbers of the Securities which the Holder will deliver to be purchased (or, if the Security is held in global form, any other items required to comply with the Applicable Procedures), (B) the portion of the principal amount of the Securities which the Holder will deliver to be purchased, which portion must be a principal amount of $1,000 or any integral multiple thereof and (C) that such Security shall be purchased as of the Fundamental Change Purchase Date pursuant to the terms and conditions specified in the Securities and in this Indenture.

(2)           The delivery of a Security for which a Fundamental Change Purchase Notice has been timely delivered to any Paying Agent and not validly withdrawn prior to, on or after the Fundamental Change Purchase Date (together with all necessary endorsements) at the office of such Paying Agent shall be a condition to the receipt by the Holder of the Fundamental Change Purchase Price therefor.

(3)           The Company shall only be obliged to purchase, pursuant to this Section 3.08, a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple thereof.  Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

(4)           Notwithstanding anything herein to the contrary, any Holder delivering to a Paying Agent the Fundamental Change Purchase Notice contemplated by this Section 3.08(c) shall have the right to withdraw such Fundamental Change Purchase Notice in whole or in a portion thereof that is a principal amount of $1,000 or in an integral multiple thereof at any time prior to the close of business on the Business Day prior to the Fundamental Change Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.09(b).

(5)           A Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written withdrawal thereof.

(6)           Anything herein to the contrary notwithstanding, in the case of Global Securities, any Fundamental Change Purchase Notice may be delivered or withdrawn and such Securities may be surrendered or delivered for purchase in accordance with the Applicable Procedures as in effect from time to time.

(7)           There shall be no repurchase of any Securities pursuant to this Section 3.08 if an Event of Default (other than a default in the payment of the Fundamental Change Purchase Price) has occurred prior to, on or after, as the case may, the giving by the Holders of such Securities of the required Fundamental Change Purchase Notice and such Event of Default is continuing.  The Paying Agent will promptly return to the respective Holders thereof any Securities (x) with respect to which a Fundamental Change Purchase Notice has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Fundamental Change Purchase Price) in which case, upon such return, the Fundamental Change Purchase Notice with respect thereto shall be deemed to have been withdrawn.

Section 3.09.          Effect of Fundamental Change Purchase Notice.

(a)           Upon receipt by any Paying Agent of a Fundamental Change Purchase Notice, the Holder of the Security in respect of which such Fundamental Change Purchase Notice was given shall (unless such Fundamental Change Purchase Notice is withdrawn as specified below)

thereafter be entitled to receive the Fundamental Change Purchase Price with respect to such Security.  The Fundamental Change Purchase Price shall be paid to such Holder promptly following the later of (i) the Fundamental Change Purchase Date with respect to such Security (provided such Holder has satisfied the conditions in Section 3.08) and (ii) the time of delivery of such Security to a Paying Agent by the Holder thereof in the manner required by Section 3.08.  A Security in respect of which a Fundamental Change Purchase Notice has been given by the Holder thereof may not be converted pursuant to Article 4 hereof on or after the date of the delivery of such Fundamental Change Purchase Notice, unless either (i) such Fundamental Change Purchase Notice has first been validly withdrawn in accordance with Section 3.09(b); or (ii) there shall be a default in the payment of the Fundamental Change Purchase Price, provided, that the conversion right with respect to such Security shall terminate at the close of business on the date such default is cured and such Security is purchased in accordance herewith.

(b)           A Fundamental Change Purchase Notice may be withdrawn by any Holder delivering such Fundamental Change Purchase Notice, as the case may be, upon delivery of a written notice of withdrawal (which may be delivered by mail, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Applicable Procedures) to and actually received by Paying Agent at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Purchase Date, specifying:

(i)            if Certificated Securities are to be withdrawn, the certificate numbers of the Securities in respect of which such notice of withdrawal is being submitted (or, if the Security is held in global form, any other items required to comply with the Applicable Procedures);

(ii)           the principal amount of the Securities in respect of which such notice of withdrawal is being submitted, which principal amount must be $1,000 or an integral multiple thereof; and

(iii)          the principal amount, if any, of the Securities that remains subject to the original Fundamental Change Purchase Notice, as the case may be, and that has been or shall be delivered for purchase by the Company which principal amount must be $1,000 or an integral multiple thereof.

The Paying Agent will promptly return to the respective Holders thereof any Certificated Securities with respect to which a Fundamental Change Purchase Notice has been withdrawn in compliance with the provisions of this Section 3.09(b).

Section 3.10.          Deposit of Fundamental Change Purchase Price.

Prior to 10:00 a.m., New York City time, on a Fundamental Change Purchase Date, the Company shall deposit with the Paying Agent (or if the Company or an Affiliate of the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.04) an amount in cash (in immediately available funds) sufficient to pay the aggregate Fundamental Change Purchase Price of all the Securities or portions thereof that are to be purchased on that Fundamental Change Purchase Date.

If a Paying Agent holds, in accordance with the terms hereof, at 10:00 a.m., New York City time, on a Fundamental Change Purchase Date, cash sufficient to pay the aggregate Fundamental Change Purchase Price of all Securities for which a Fundamental Change Purchase Notice has been delivered and not validly withdrawn in accordance with this Indenture, then, on and after such Fundamental Change Purchase Date, such Securities shall cease to be outstanding and interest (including Special Interest), if any, on such Securities shall cease to accrue, whether or not such Securities are delivered to the Paying Agent, and the rights of the Holders in respect thereof shall terminate (other than the right to receive the Fundamental Change Purchase Price, as applicable, upon delivery of such Securities by their Holders to the Paying Agent).

Section 3.11.                             Securities Purchased in Part.

Any Certificated Security that is to be purchased only in part shall be surrendered at the office of a Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form reasonably satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and promptly after a Fundamental Change Purchase Date, the Company shall issue and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of such authorized denomination or denominations as may be requested by such Holder, in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered that is not purchased by the Company on such Fundamental Change Purchase Date.

Section 3.12.                             Repayment to the Company.

To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.10 exceeds the aggregate Fundamental Change Purchase Price of the Securities or portions thereof that the Company is obligated to purchase on the Fundamental Change Purchase Date, then promptly after the Fundamental Change Purchase Date, the Paying Agent shall return any such excess cash to the Company.

Section 3.13.                             Compliance With Securities Laws Upon Purchase of Securities.

When complying with the provisions of Article 3 hereof and subject to any exemptions available under applicable law, the Company shall:

(a)                                  comply with the provisions of any tender offer rules under the Exchange Act that may then be applicable to the Company’s purchase of Securities under Article 3;

(b)                                 file a Schedule TO (or any successor or similar schedule, form or report) if required under the Exchange Act; and

(c)                                  otherwise comply with all federal and state securities laws so as to permit the rights and obligations in connection with any purchase pursuant to this Article 3 to be exercised in the time and in the manner specified herein.

To the extent that compliance with any such laws, rules and regulations would result in a conflict with any of the terms hereof, this Indenture is hereby modified to the extent required for the Company to comply with such laws, rules and regulations.

Section 3.14.                             Purchase of Securities In Open Market.

The Company may purchase Securities in the open market or by tender at any price or pursuant to private agreements.  The Company shall surrender any Security purchased by the Company pursuant to this Article 3 to the Trustee for cancellation.  Any Securities surrendered to the Trustee for cancellation may not be reissued or resold by the Company and will be canceled promptly in accordance with Section 2.12.

ARTICLE 4

CONVERSION

Section 4.01.                             Right to Convert.  (a)  Subject to and upon compliance with the provisions of this Indenture, each Holder of Securities shall have the right, at such Holder’s option, to convert the principal amount of any such Securities, or any portion of such principal amount equal to $1,000 or a multiple of $1,000 thereof, at the Conversion Rate in effect on the Conversion Date for such Securities, at any time prior to the close of business on the second Scheduled Trading Day immediately preceding the Final Maturity Date.

(b)                                 Securities may not be converted after the close of business on the second Scheduled Trading Day immediately preceding the Final Maturity Date.

Section 4.02.                             Conversion Procedures.  (a)  Each Security shall be convertible at the office of the Conversion Agent and, if applicable, in accordance with the procedures of the Depositary.

(b)                                 In order to exercise the conversion privilege with respect to any interest in a Global Security, the Holder must complete the appropriate instruction form for conversion pursuant to the Depositary’s book-entry conversion program, furnish appropriate endorsements and transfer documents if required by the Company or the Conversion Agent, and pay the funds, if any, required by Section 4.03(c) and any taxes or duties if required pursuant to Section 4.08, and the Conversion Agent must be informed of the conversion in accordance with the customary practice of the Depositary. In order to exercise the conversion privilege with respect to any Certificated Securities, the Holder of any such Securities to be converted, in whole or in part, shall:

(i)                                     complete and manually sign the conversion notice provided on the back of the Security (the “Conversion Notice”) or a facsimile of the Conversion Notice;

(ii)                                  deliver the Conversion Notice, which is irrevocable, and the Security to the Conversion Agent;

(iii)                               if required, furnish appropriate endorsements and transfer documents,

(iv)                              make any payment required under Section 4.03(c); and

(v)                                 if required, pay all transfer or similar taxes as set forth in Section 4.08.

The date on which the Holder satisfies all of the applicable requirements set forth above is the “Conversion Date.” The Conversion Agent will, as promptly as possible, and in any event within two (2) Business Days of the receipt thereof, provide the Company with notice of any conversion by a Holder of the Securities.

(c)                                  Each Conversion Notice shall state the name or names (with address or addresses) in which any certificate or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued. All such Securities surrendered for conversion shall, unless the shares issuable on conversion are to be issued in the same name as the registration of such Securities, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the Holder or his duly authorized attorney.

(d)                                 In case any Securities of a denomination greater than $1,000 shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of the Securities so surrendered, without charge, new Securities in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Securities.

Each conversion shall be deemed to have been effected as to any such Securities (or portion thereof) surrendered for conversion on the relevant Conversion Date.  The person in whose name the certificate or certificates for the number of shares of Common Stock that shall be issuable upon such conversion shall become the holder of record of such shares of Common Stock as of the close of business on such Conversion Date. Notwithstanding the foregoing and anything contained in this Indenture to the contrary, in no event shall a Holder be entitled to the benefit of a Conversion Rate adjustment pursuant to the provisions of Section 4.04 in respect of Securities surrendered for conversion if, by virtue of being deemed the record holder of the shares of Common Stock issuable upon such conversion pursuant to the foregoing sentence, such Holder participates, as a result of being such holder of  record, in the transaction or event that would otherwise give rise to such Conversion Rate adjustment to the same extent and in the same manner as holders of shares of Common Stock generally.

(e)                                  Upon the conversion of an interest in Global Securities, the Trustee (or other Conversion Agent appointed by the Company) shall make a notation on such Global Securities as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversions of Securities effected through any Conversion Agent other than the Trustee.

(f)                                    Notwithstanding the foregoing, a Security in respect of which a Holder has delivered a Fundamental Change Purchase Notice exercising such Holder’s option to require the Company to purchase such Security may be converted only if such notice of exercise is withdrawn in accordance with Article 3 hereof prior to the close of business on the Business Day prior to the relevant Fundamental Change Purchase Date.

Section 4.03.                             Payments Upon Conversion.  (a) Upon any conversion of any Securities, on the third Business Day immediately following the Conversion Date, the Company shall deliver to the converting Holder a number of shares of Common Stock equal to (i) the aggregate principal amount of such Securities to be converted divided by $1,000, multiplied by (ii) the Conversion Rate in effect as of such Conversion Date, together with any cash payment for any fractional share of Common Stock as described in this Section 4.03.

(b)                                 Subject to Section 4.03(c) below, upon conversion, Holders shall not receive any separate cash payment for accrued and unpaid interest (including Special Interest), if any, unless such conversion occurs between a Regular Record Date and the Interest Payment Date to which it relates.

(c)                                  Upon the conversion of any Securities, the Holder will not be entitled to receive any separate cash payment for accrued and unpaid interest (including Special Interest), if any, except to the extent specified below. The Company’s delivery to the Holder of Common Stock together with any cash payment for any fractional share of Common Stock, into which a Security is convertible will be deemed to satisfy in full the Company’s obligation to pay the principal amount of the Securities so converted and accrued and unpaid interest (including Special Interest), if any, to, but not including, the Conversion Date. As a result, accrued and unpaid interest (including Special Interest), if any, to, but not including, the Conversion Date will be deemed to be paid in full rather than cancelled, extinguished or forfeited. Notwithstanding the foregoing, if Securities are converted after the close of business on a Regular Record Date for the payment of interest, Holders of such Securities at the close of business on such Regular Record Date will receive the interest (including Special Interest), if any, payable on such Securities on the corresponding Interest Payment Date notwithstanding the conversion. Securities surrendered for conversion during the period from the close of business on any Regular Record Date to the open of business on the immediately following Interest Payment Date must be accompanied by funds equal to the amount of interest (including Special Interest), if any, payable on the Securities so converted on such following Interest Payment Date; provided that no such payment need be made (i) if the Company has called the Securities for redemption on a Redemption Date that falls after a Regular Record Date for an Interest Payment Date and on or prior to the related Interest Payment Date, (ii) for conversions following the Regular Record Date immediately preceding the Final Maturity Date, (iii) if the Company has specified a Fundamental Change Purchase Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date, or (iv) to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such Security.

(d)                                 The Company shall not issue fractional shares of Common Stock upon conversion of Securities. If multiple Securities shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof to the extent permitted hereby) so surrendered. If any fractional share of Common Stock would be issuable upon the conversion of any Securities, the Company shall make payment therefor in cash in lieu of fractional shares of Common Stock based on the Last Reported Sale Price on the relevant Conversion Date.

Section 4.04.                             Adjustment of Conversion Rate.  The Conversion Rate shall be adjusted from time to time by the Company if any of the following events occurs, except that the Company will not make any adjustment to the Conversion Rate if Holders of Securities participate, as a result of holding the Securities, in any of the transactions described under Section 4.04(a) (but only with respect to stock dividends or distributions), Section 4.04(b), Section 4.04(c), and Section 4.04(d), at the same time as holders of the Common Stock participate, without having to convert their Securities, as if such Holders held a number of shares of Common Stock equal to the Conversion Rate in effect for such Securities immediately prior to the Ex-Dividend Date for such event.

(a)                                  If the Company, at any time or from time to time while any of the Securities are outstanding, exclusively issues shares of its Common Stock as a dividend or distribution on shares of Common Stock, or if the Company effects a share split or share combination, then the Conversion Rate will be adjusted based on the following formula:

CR1	=	CR0	x	OS1
OS0

where,

CR0	=

the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or share combination, as applicable;

CR1	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date or such effective date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date or such effective date; and

OS1	=	the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Such adjustment shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution or the effective date for such share split or share combination. If any dividend or distribution of the type described in this Section 4.04(a) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate which would then be in effect if such dividend or distribution had not been declared.

(b)                                 If the Company, at any time or from time to time while any of the Securities are outstanding, issues to all or substantially all holders of the Common Stock any rights or warrants entitling them for a period of not more than 60 calendar days after the announcement date of such issuance to subscribe for or purchase shares of the Common Stock at a price per share less than the average of the Last Reported Sale Prices of Common Stock for the 10 consecutive Trading-Day period ending on the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate shall be adjusted based on the following formula:

CR1	=	CR0	x	OS0 + X
OS0 + Y

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such issuance;

CR1	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date;

X	=	the total number of shares of Common Stock issuable pursuant to such rights or warrants; and

Y	=

the number of shares of Common Stock equal to the aggregate price payable to exercise such rights or warrants divided by the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the date of announcement of the issuance of such rights or warrants.

To the extent such rights or warrants are not exercised prior to their expiration or termination, the Conversion Rate shall be readjusted to the Conversion Rate which would be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of Common Stock actually delivered. In the event that such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if the date fixed for the determination of shareholders entitled to receive such rights or warrants had not been fixed. For the purposes of this Section 4.04(b), in determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than the average of the Last Reported Sale Prices of Common Stock for the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the date of announcement of such issuance, and in determining the aggregate exercise price payable for such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable on the exercise thereof, with the value of such consideration, if other than cash, as shall be determined in good faith by the Board of Directors.

(c)                                  If the Company, at any time or from time to time while the Securities are outstanding, distributes shares of any class of capital stock of the Company, evidences of its indebtedness, other assets or property of the Company or rights or warrants to acquire the Company’s capital stock or other securities to all or substantially all holders of its Common Stock, excluding:

(i)                                     dividends or distributions and rights or warrants as to which an adjustment was effected pursuant to Section 4.04(a) or Section 4.04(b);

(ii)                                  dividends or distributions paid exclusively in cash; and

(iii)                               Spin-Offs to which the provisions set forth below in this Section 4.04(c) shall apply;

then the Conversion Rate shall be adjusted based on the following formula:

CR1	=	CR0	x	SP0
SP0 - FMV

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

SP0	=

the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=

the fair market value (as determined by the Board of Directors) of the shares of capital stock, evidences of indebtedness, assets, property, rights or warrants distributed with respect to each outstanding share of the Common Stock on the Ex-Dividend Date for such distribution.

Such adjustment shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution. If the Board of Directors determines the “FMV” (as defined above) of any distribution for purposes of this Section 4.04(c) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the average of the Last Reported Sale Prices of the Common Stock. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing adjustment, each Holder of Securities shall receive, at the same time and upon the same terms as holders of the Common Stock, the amount and kind of securities and assets such Holder would have received as if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Ex-Dividend Date for the distribution of the securities or assets.

With respect to an adjustment pursuant to this Section 4.04(c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of capital stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit and such shares of capital stock or similar equity interests are listed for trading on a securities exchange (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:

CR1	=	CR0	x	FMV0 + MP0
MP0

where,

CR0	=	the Conversion Rate in effect immediately prior to the end of the Valuation Period (as defined below);

CR1	=	the Conversion Rate in effect immediately after the end of the Valuation Period;

FMV0	=

the average of the Last Reported Sale Prices of the capital stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock (determined for purposes of the definition of Last Reported Sale Price as if such capital stock or similar equity interest were the Common Stock) over the first ten consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and

MP0	=	the average of the Last Reported Sale Prices of Common Stock over the Valuation Period.

The adjustment to the Conversion Rate under the preceding paragraph will occur on the last day of the Valuation Period; provided that in respect of any conversion during the Valuation Period, references above to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the Ex-Dividend Date of such Spin-Off and the Conversion Date in determining the applicable Conversion Rate.

For the purposes of this Section 4.04(c) (and subject in all respects to Section 4.11), rights or warrants distributed by the Company to all holders of its Common Stock entitling them to subscribe for or purchase shares of the Company’s capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (a “Trigger Event”): (1) are deemed to be transferred with such shares of Common Stock; (2) are not exercisable; and (3) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 4.04(c), (and no adjustment to the Conversion Rate under this Section 4.04(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 4.04(c). If any such right or warrant, including any such existing rights or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date of such deemed distribution (in which case the original rights or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders). In addition, in the event of any distribution or deemed distribution of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 4.04(c) was made, (1) in the case of any such rights or warrants which shall all have been redeemed or purchased without exercise by any Holders thereof, upon such final redemption or repurchase (x) the Conversion Rate shall be readjusted as if such rights or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by holders of Common Stock with respect to such rights or warrants (assuming each such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights or warrants which shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights and warrants had not been issued.

For the purposes of this Section 4.04(c) and subsections (a) and (b) of this Section 4.04, any dividend or distribution to which this Section 4.04(c) applies which also includes one or both of:

(A)                              a dividend or distribution of shares of Common Stock to which Section 4.04(a) applies (the “Clause A Distribution”), and

(B)                                a dividend or distribution of rights or warrants to which Section 4.04(b) applies (the “Clause B Distribution”),

then (1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 4.04(c) applies (the “Clause C Distribution”) and any Conversion Rate adjustment required by this Section 4.04(c) with respect thereto shall then be made, and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 4.04(a) and Section 4.04(b) with respect thereto shall then be made, except that, if determined by the Company, (I) the “Ex-Dividend Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Ex-Dividend Date of the Clause C Distribution and (II) any shares of Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the open of business on such Ex-Dividend Date or such effective date” within the meaning of Section 4.04(a) or “outstanding immediately prior to the open of business on such Ex-Dividend Date” within the meaning of Section 4.04(b).

(d)                                 If the Company pays any cash dividends or distributions to all or substantially all holders of Common Stock, other than a regular, quarterly cash dividend that does not exceed $             per share (the “Dividend Threshold Amount”), the Conversion Rate shall be adjusted based on the following formula:

CR1	=	CR0	x	SP0
SP0 – C

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution;

CR1	=	the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution;

SP0	=	the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C	=	the amount in cash per share the Company distributes to holders of Common Stock in excess of the Dividend Threshold Amount.

provided that if the dividend or distribution is not a regular quarterly cash dividend, the Dividend Threshold Amount will be deemed to be zero. The Dividend Threshold Amount is subject to adjustment in a manner inversely proportional to adjustments to the Conversion Rate; provided that no adjustment will be made to the Dividend Threshold Amount for any adjustment to the Conversion Rate under this Section 4.04(d).

In the case of an adjustment pursuant to this Section 4.04(d), such adjustment shall become effective immediately after the open of business on the Ex-Dividend Date for the relevant dividend or distribution. If the portion of the cash so distributed applicable to one share of the Common Stock is equal to or greater than the Last Reported Sale Price of a share of Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution, in lieu of the adjustment set forth above, adequate provision shall be made so that each Holder of Securities shall have the right to receive on the date on which such cash dividend or distribution is distributed to holders of Common Stock, for each $1,000 principal amount of Securities, the amount of cash such Holder would have received had such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect immediately prior to the Ex-Dividend Date for such distribution.

(e)                                  If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Last Reported Sale Price per share of Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate shall be increased based on the following formula:

CR1	=	CR0	x	AC + (SP1 x OS1)
OS0 x SP1

where,

CR0	=

the Conversion Rate in effect immediately prior to the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

CR1	=

the Conversion Rate in effect immediately after the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares purchased in such tender or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires;

OS1	=

the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to, for the avoidance of doubt, the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and

SP1	=

the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on the Trading Day next succeeding the date such tender or exchange offer expires.

The adjustment to the Conversion Rate under this Section 4.04(e) shall occur as of the close of business on the tenth Trading Day from, and including, the Trading Day next succeeding the date such tender or exchange offer expires; provided that in respect of any conversion within 10 Trading Days immediately following, and including, the expiration date of any tender or exchange offer, references with respect to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the expiration date of such tender or exchange offer and the Conversion Date in determining the applicable Conversion Rate.

(f)                                    The Company from time to time may increase the Conversion Rate by any amount for any period of time of at least 20 Business Days, so long as the increase is irrevocable during the period and the Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Rate is increased pursuant to this Section 4.04(f), the Company shall mail to Holders of record of the Securities a notice of the increase at least one day prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(g)                                 The Company may (but shall not be required to) increase the Conversion Rate, in addition to any adjustments pursuant to Section 4.04(a), 4.04(b), 4.04(c), 4.04(d), 4.04(e) or 4.04(f), if the Board of Directors considers such increase to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event.

(h)                                 All calculations under this Article 4 shall be made by the Company and shall be made to the nearest one ten-thousandth of a share. No adjustment shall be required to be made for the Company’s issuance of Common Stock or any securities convertible into or exchangeable for shares of Common Stock or rights to purchase shares of Common Stock or such convertible or exchangeable securities, other than as provided in this Section 4.04 and in Section 4.11 hereof.

(i)                                     Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent an Officer’s Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Trust Officer of the Trustee shall have received such Officer’s Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to each Holder of the Securities. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(j)                                     For purposes of this Section 4.04, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

(k)                                  Notwithstanding the foregoing, if the application of the foregoing formulas set forth in this Section 4.04 would result in a decrease in the Conversion Rate, no adjustment to the Conversion Rate shall be made (other than as a result of a share combination).

(l)                                     Notwithstanding anything to the contrary in this Article 4, no adjustment to the Conversion Rate shall be made:

(i)                                     upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(ii)                                  upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries;

(iii)                               upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) above and outstanding as of the date the Securities were first issued;

(iv)                              for a change in the par value of the Common Stock; or

(v)                                 for accrued and unpaid interest (including Special Interest), if any, on the Securities.

(m)                               The Company shall not be required to make an adjustment in the Conversion Rate unless the adjustment would require a change of at least 1% in the Conversion Rate. However, when making payment of the Conversion Price the Company will carry forward any adjustments that are less than 1% of the Conversion Rate and make such carried forward adjustment, regardless of whether the aggregate adjustment is less than 1%, upon any Conversion Date with respect to the Securities.

Section 4.05.                             Certain Other Adjustments.  To the extent not otherwise covered by Section 4.04, whenever a provision of this Indenture requires the calculation of Last Reported Sale Prices over a span of multiple days, the Board of Directors will make appropriate adjustments to such Last Reported Sale Prices and the Conversion Rate or the amount due upon conversion to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date of the event occurs, at any time during the period from which such Last Reported Sale Prices are to be calculated.  Any such adjustment in accordance with the provisions of this Section 4.05 shall be determined in good faith by the Board of Directors in order to give effect to the intent of Section 4.04 and the other provisions of this Article 4 and to avoid unjust or inequitable results.

Section 4.06.                             Adjustments Upon Certain Fundamental Changes.  (a) If a Make-Whole Fundamental Change occurs and a Holder elects to convert its Securities in connection with such Make-Whole Fundamental Change, the Company shall, under certain circumstances, increase the Conversion Rate for the Securities so surrendered for conversion by a number of additional shares of Common Stock (the “Additional Shares”) as described below. A conversion of Securities shall be deemed for these purposes to be “in connection with” such Make-Whole Fundamental Change if the notice of conversion of the Securities is received by the Conversion Agent from, and including, the Effective Date of the Make-Whole Fundamental Change up to, and including, the Business Day immediately prior to the related Fundamental Change Purchase Date (or, in the case of an event that would have been a Fundamental Change but for the proviso in clause (2) of the definition thereof, the 35th calendar day immediately following the Effective Date of such Make-Whole Fundamental Change).

(b)                                 Upon surrender of Securities for conversion in connection with a Make-Whole Fundamental Change, the Company shall deliver shares of Common Stock as provided under Section 4.03, calculated based on the Conversion Rate as adjusted by the Additional Shares; provided, however, that if, at the effective time of a Make-Whole Fundamental Change, the Reference Property is comprised entirely of cash, then, for any conversion of Securities following the Effective Date of such Make-Whole Fundamental Change, the amounts deliverable by the Company shall be calculated based solely on the “Stock Price” (as defined below) for the Make-Whole Fundamental Change and shall be deemed to be an amount equal to the Conversion Rate (including any adjustment for Additional Shares) multiplied by such Stock Price. In such event, the amounts deliverable by the Company shall be determined and paid to holders in cash on the third Business Day following the Conversion Date.

(c)                                  The number of Additional Shares, if any, by which the Conversion Rate will be increased will be determined by reference to the table below, based on the date on which the Make-Whole Fundamental Change occurs or becomes effective (the “Effective Date”) and the price (the “Stock Price”) paid (or deemed paid) per share of the Common Stock in the

Fundamental Change.  If the holders of the Common Stock receive only cash in a Make-Whole Fundamental Change described in clause (2) of the definition of Fundamental Change, the Stock Price shall be the cash amount paid per share.  Otherwise, the Stock Price shall be the average of the Last Reported Sale Prices of the Common Stock over the ten Trading-Day period ending on, and including, the Trading Day immediately preceding the Effective Date of the Make-Whole Fundamental Change.

The following table sets forth the number of additional shares to be received per $1,000 principal amount of notes for each stock price and effective date set forth below:

Stock Price
Effective Date	$	$	$	$	$	$	$	$	$	$	$	$
,
,
,
,
,
,

The exact Stock Prices and Effective Dates may not be set forth in the table above, in which case:

(i)                                     If the Stock Price is between two Stock Prices in the table or the Effective Date is between two Effective Dates in the table, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Prices and the earlier and later Effective Dates, as applicable, based on a 365-day year.

(ii)                                  If the Stock Price is greater than $       per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table in Schedule A pursuant to subsection (d) below), no Additional Shares shall be added to the Conversion Rate.

(iii)                               If the Stock Price is less than $       per share (subject to adjustments in the same manner as the Stock Prices set forth in the column headings of the table in Schedule A pursuant to subsection (d) below), no Additional Shares shall be added to the Conversion Rate.

Notwithstanding the foregoing, in no event shall the Conversion Rate exceed        shares of Common Stock per $1,000 principal amount of Securities, subject to adjustments in the same manner as the Conversion Rate as set forth in Section 4.04.

(d)                                 The Stock Prices set forth in the column headings of the table above shall be adjusted as of any date on which the Conversion Rate of the Securities is otherwise adjusted.  The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares set forth in such table shall be adjusted in the same manner as the Conversion Rate as set forth in Section 4.04.

(e)                                  The Company shall notify the Holders of Securities of the Effective Date of any Make-Whole Fundamental Change and issue a press release announcing such Effective Date no later than five Business Days after such Effective Date.

Section 4.07.                             Effect of Recapitalization, Reclassification, Consolidation, Merger or Sale.

(a)                                  If any of the following events occur:

(i)                                     any recapitalization or reclassification of, or change in, the Common Stock (other than changes resulting from a subdivision or combination);

(ii)                                  a consolidation, merger or combination involving the Company; or

(iii)                               a sale, lease or other transfer to a third party of all or substantially all of the consolidated assets of the Company and its Subsidiaries; or

(iv)                              any statutory share exchange;

in each case as a result of which the Common Stock would be converted into, or exchanged for, or would be reclassified or changed into, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Merger Event”), then at the effective time of such Merger Event, the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) providing that at and after the effective time of such Merger Event, the right to convert a Security will be changed into a right to convert such Security as set forth in this Indenture into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Conversation Rate prior to such Merger Event would have owned or been entitled to receive (the “Reference Property”) upon such Merger Event.

If, as a result of the Merger Event, each share of Common Stock is converted into the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then the Reference Property into which the Securities will be convertible will be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election.

The Company shall not become a party to any such Merger Event unless its terms are consistent with this Section 4.07. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 4 in the judgment of the Board of Directors or the board of directors of the successor Person. If, in the case of any such recapitalization, reclassification, change, consolidation, merger, combination, sale, lease, other transfer or statutory share exchange, the Reference Property receivable thereupon by a holder of Common Stock includes shares of stock, securities or other property or assets (including cash or any combination thereof) of a Person other than the successor or purchasing Person, as the case may be, in such recapitalization, reclassification, change, consolidation, merger, combination, sale, lease, other transfer or statutory share exchange, then such supplemental indenture shall also be executed by such other Person.

(b)                                 The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at the address of such Holder as it appears on the register of the Securities maintained by the Registrar, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture. The above provisions of this Section 4.07 shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances. If this Section 4.07 applies to any Merger Event, Section 4.04 shall not apply.

Section 4.08.                             Taxes on Shares Issued.  The Company will pay any documentary, stamp or similar issue or transfer tax due on the issue or delivery of shares of Common Stock on conversion of Securities pursuant hereto; provided, however, that if such documentary, stamp or similar issue or transfer tax is due because the Holder of such Securities has requested that shares of Common Stock be issued in a name other than that of the Holder of the Securities converted, then such taxes will be paid by the Holder, and the Company shall not be required to issue or deliver any stock certificate evidencing such shares unless and until the Holder shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

Section 4.09.                             Reservation of Shares; Shares to be Fully Paid; Compliance With Governmental Requirements; Listing of Common Stock.  The Company shall reserve, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to satisfy conversion of the Securities from time to time as such Securities are presented for conversion (assuming that, at the time of the computation of such number of shares or securities, all such Securities would be converted by a single Holder).

The Company covenants that all shares of Common Stock that may be issued upon conversion of Securities shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and non-assessable and shall be free from preemptive rights and free from any tax, lien or charge (other than those created by the Holder).

The Company shall cause any shares of Common Stock to be issued upon conversion of Securities to be designated for quotation or listing, subject to notice of issuance, on each national securities exchange or over-the-counter or other domestic market on which the Common Stock is then listed or quoted.

Section 4.10.                             Responsibility of Trustee.  The Trustee and any Conversion Agent shall not at any time be under any duty or responsibility to any Holder of Securities to determine or calculate the Conversion Rate, to determine whether any facts exist which may require any adjustment of the Conversion Rate, or to confirm the accuracy of any such adjustment when made or the appropriateness of the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock or of any other securities or property that may at any time be issued or delivered upon the conversion of any Securities; and the Trustee and the Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Securities for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 4. The rights, privileges, protections, immunities and benefits given to the Trustee, including without limitation its right to be compensated, reimbursed, and indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, including its capacity as Conversion Agent.

Section 4.11.                             Notice to Holders Prior to Certain Actions.  In case:

(a)                                  the Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Rate pursuant to Section 4.04; or

(b)                                 the Company shall authorize the granting to the holders of all or substantially all of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants that would require an adjustment in the Conversion Rate pursuant to Section 4.04 or Section 4.12 hereof; or

(c)                                  of any reclassification or reorganization of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale, lease or transfer of all or substantially all of the assets of the Company and its consolidated Subsidiaries; or

(d)                                 of the voluntary or involuntary dissolution, liquidation or winding up of the Company or any of its Subsidiaries;

then, in each case (unless notice of such event is otherwise required pursuant to another provision of this Indenture), the Company shall cause to be filed with the Trustee and the Conversion Agent and to be mailed to each Holder of Securities at such Holder’s address appearing on a list of Holders of Securities, which the Company shall provide to the Trustee, as promptly as practicable but in any event at least 10 days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend (or any other distribution) or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights or warrants are to be determined, or (y) the date on which such reclassification, reorganization, consolidation, merger, sale, lease, transfer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend (or any other distribution), reclassification, reorganization, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

Section 4.12.                             Stockholder Rights Plan.  Each share of Common Stock issued upon conversion of Securities pursuant to this Article 4 shall be entitled to receive the appropriate number of rights, if any, and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any stockholder rights plan adopted by the Company, as the same may be amended from time to time. Notwithstanding the foregoing, if prior to any conversion such rights have separated from the shares of Common Stock in accordance with the provisions of the applicable stockholder rights agreement, the Conversion Rate shall be adjusted at the time of separation as if the Company had distributed to all holders of the Common Stock, shares of the Company’s capital stock, evidences of indebtedness, assets, property, rights or warrants as described in Section 4.04(c) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

ARTICLE 5

COVENANTS

Section 5.01.                             Payment of Securities.

(a)                                  The Company shall duly and punctually pay the principal of and interest (including Special Interest, if any) on the Securities in accordance with the terms of the Securities and this Indenture, and will duly comply with all the other terms, agreements and conditions contained in, or made in this Indenture for the benefit of, the Holders.

(b)                                 A payment of principal or interest (including Special Interest, if any) shall be considered paid on the date it is due if the Paying Agent (other than the Company) (or if the Company is the Paying Agent, the segregated account or separate trust fund maintained by the Company pursuant to Section 2.04) holds by 10:00 a.m., New York City time, on that date money, deposited by or on behalf of the Company sufficient to make the payment.  Accrued and unpaid interest (including Special Interest), if any, on any Security that is payable (whether or not punctually paid or duly provided for) on any Interest Payment Date shall be paid to the Person in whose name that Security is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose.  The Company shall, to the fullest extent permitted by law, pay interest in immediately available funds on overdue principal and interest at the annual rate borne by the Securities compounded semiannually, which interest shall accrue from the date such overdue amount was originally due to the day preceding the date payment of such amount, including interest thereon, has been made or duly provided for.  All such interest shall be payable on demand.

(c)                                  Payment of the principal of and interest (including Special Interest), if any, on the Securities shall be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York (which shall initially be the Corporate Trust Office of the Trustee) in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest (including Special Interest) on any Certificated

Securities having an aggregate principal amount of $5,000,000 or less may be made by check mailed to the address of the Person entitled thereto as such address appears in the Register; provided further that a Holder of a Certificated Security having an aggregate principal amount of more than $5,000,000 will be paid by wire transfer in immediately available funds at the election of such Holder if such Holder has provided wire transfer instructions to the Trustee at least 10 Business Days prior to the payment date.  Any wire transfer instructions received by the Trustee will remain in effect until revoked by the Holder.  In the case of a permanent Global Security, interest (including Special Interest), if any, payable on any applicable payment date will be paid to the Depositary, with respect to that portion of such permanent Global Security held for its account by Cede & Co. for the purpose of permitting such party to credit the interest received by it in respect of such permanent Global Security to the accounts of the beneficial owners thereof.

Section 5.02.                             Reports by Company.

(a)                                  Whether or not the Company and the Subsidiary Guarantors are required to file reports with the SEC, the Company and the Subsidiary Guarantors shall deliver to the Trustee copies of all annual reports, quarterly reports and other documents that they would be required to file with the SEC pursuant to Sections 13 or 15(d) of the Exchange Act, within 15 days after such reports and other documents would be required to be filed with the SEC (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act).

(b)                                 The Company intends to file its reports referred to in Section 5.02(a) hereof with the SEC in electronic form pursuant to Regulation S-T of the SEC using the SEC’s Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system.  The Company shall notify the Trustee in the manner prescribed herein of each such filing.  The Trustee will be directed to access the EDGAR system for purposes of retrieving the reports so filed.  Compliance with the foregoing shall constitute delivery by the Company of such reports to the Trustee in compliance with the provisions of Section 5.02(a) hereof.  The Trustee shall have no duty to search for or obtain any electronic or other filings that the Company makes with the SEC, regardless of whether such filings are periodic, supplemental or otherwise.

(c)                                  Delivery of such reports and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the compliance by the Company and the Subsidiary Guarantors with any of their respective covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

Section 5.03.                             Compliance Certificates.

The Company and each Subsidiary Guarantor shall deliver to the Trustee, within one hundred twenty (120) days after the end of each fiscal year of the Company (beginning with the fiscal year ending                     , 20    ), an Officer’s Certificate as to the signer’s knowledge of the Company’s or such Subsidiary Guarantor’s compliance with all conditions and covenants on its part contained in this Indenture and stating whether or not the signer knows of any Default or Event of Default.  If such signer knows of such a Default or Event of Default, the Officer’s Certificate shall describe the Default or Event of Default and the efforts to remedy the same.  For the purposes of this Section 5.03, compliance shall be determined without regard to any grace period or requirement of notice provided pursuant to the terms of this Indenture.  Such certificates need not comply with Section 12.04 of this Indenture.

Section 5.04.                             Further Instruments and Acts.

Upon request of the Trustee, the Company and the Subsidiary Guarantors will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

Section 5.05.                             Maintenance of Corporate Existence.

Subject to Article 6, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

Section 5.06.                             Issuances of Subsidiary Guarantees.

The Company shall cause each Subsidiary of the Company that Guarantees Indebtedness of the Company under any outstanding debt securities of the Company or any of the Company’s obligations under any credit facility to execute and deliver a supplemental indenture to this Indenture providing for a Note Guarantee by such Subsidiary pursuant to Article Eleven.

Section 5.07.                             Stay, Extension And Usury Laws.

The Company and the Subsidiary Guarantors covenant (to the extent that they may lawfully do so) that they shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company or a Guarantor from paying all or any portion of the principal of or accrued but unpaid interest (including Special Interest, if any) on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and the Company and the Guarantors (to the extent they may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenant that they will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 5.08.                             Payment of Special Interest.

If Special Interest is payable by the Company pursuant to the terms of the Securities and this Indenture, the Company shall deliver to the Trustee an Officer’s Certificate to that effect stating (i) the amount of such Special Interest that is payable, (ii) the reason why such Special Interest is payable and (iii) the date on which such Special Interest is payable.  Unless and until a Trust Officer of the Trustee receives such a certificate, the Trustee may assume without inquiry that no such Special Interest is payable.  If the Company has paid Special Interest directly to the Persons entitled to such Special Interest, the Company shall deliver to the Trustee a certificate setting forth the particulars of such payment.

Section 5.09.                             Maintenance of Office or Agency.

The Company shall maintain an office or agency where Securities may be presented or surrendered for payment.  The Company also will maintain an office or agency where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served.  The office of the Trustee, at its Corporate Trust Office, will be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes.  The Company will give prompt written notice to the Trustee of the location and any change in the location of any such offices or agencies.  If at any time the Company shall fail to maintain any such required offices or agencies or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the office of the Trustee and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Company may from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Securities may be presented or surrendered for any or all such purposes, and may from time to time rescind such designation.  The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such office or agency.

ARTICLE 6

CONSOLIDATION; MERGER; SALE OF ASSETS

Section 6.01.                             Company or Subsidiary Guarantors May Consolidate, Etc., Only on Certain Terms.

(a)                                  The Company shall not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into it unless, unless:

(1)                                  it shall be the continuing Person, or the Person (if other than it) formed by such consolidation or into which it is merged or that acquired or leased such property and assets (the “Surviving Person”), shall be a corporation organized and validly existing under the laws of the United States of America or any jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the Company’s obligations under this Indenture and the Securities;

(2)                                  immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(3)                                  it delivers to the Trustee an Officer’s Certificate and Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with this Section 6.01 and that all conditions precedent provided for herein relating to such transaction have been complied with; and

(4)                                  each Subsidiary Guarantor, unless such Subsidiary Guarantor is the Person with which the Company has entered into a transaction under this Section 6.01, shall have by amendment to its Note Guarantee confirmed that its Note Guarantee shall apply to the obligations of the Company or the Surviving Person in accordance with the Securities and this Indenture.

Each Subsidiary Guarantor (other than any Subsidiary Guarantor whose Note Guarantee is to be released in accordance with the terms of its Note Guarantee and this Indenture, in connection with the sale, exchange or transfer to any Person (other than an Affiliate of the Company) of all the Capital Stock of such Subsidiary Guarantor) will not, and the Company will not cause or permit any Subsidiary Guarantor to, consolidate with or merge with or into any Person other than the Company or any other Subsidiary Guarantor unless:

(1)                                  such Subsidiary Guarantor shall be the continuing person, or the person (if other than such Subsidiary Guarantor) formed by such consolidation or into which it is merged or that acquired or leased such property and assets (the “Surviving Guarantor”), shall be a corporation organized and validly existing under the laws of the United States of America or any jurisdiction thereof, and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of such Subsidiary Guarantor’s obligations under this Indenture and its Note Guarantee; and

(2)                                  immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

The Surviving Guarantor shall succeed to, and, except in the case of a lease, be substituted for, such Subsidiary Guarantor under this Indenture and such Subsidiary Guarantor’s Note Guarantee.

Section 6.02.                             Successor Substituted.

Upon any consolidation or merger, or any sale, conveyance, transfer, lease or other disposition of all or substantially all of the property and assets of the Company or any Subsidiary Guarantor in accordance with Section 6.01 of this Indenture, the successor Person formed by such consolidation or into which the Company or any Subsidiary Guarantor is merged or to which such sale, conveyance, transfer, lease or other disposition is made shall succeed to and be substituted for, and may exercise every right and power of, the Company or such Subsidiary Guarantor under this Indenture with the same effect as if such successor Person had been named as the Company or such Subsidiary Guarantor herein; provided that the Company shall not be released from its obligation to pay the principal of, premium, if any, or interest on the Securities and such Subsidiary Guarantor shall not be released from its Note Guarantee in the case of a lease of all or substantially all of its property and assets.

ARTICLE 7

DEFAULT AND REMEDIES

Section 7.01.                             Events of Default.

(a)                                  An “Event of Default” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1)                                  a default in the payment of the principal amount, Redemption Price, Fundamental Change Purchase Price with respect to any Security when such payment becomes due and payable; or

(2)                                  a default for 30 days in the payment of any interest (including Special Interest, if any) on the Securities; or

(3)                                  a failure by the Company to comply with its obligation to convert the Securities in accordance with the Indenture upon exercise of any Holder’s conversion rights; or

(4)                                  failure by the Company to provide an Fundamental Change Company Notice within the time required to provide such notice as set forth in Section 3.08(b) hereof; or

(5)                                  failure to redeem any Securities called for redemption after the Company has exercised its option to redeem such Securities; or

(6)                                  failure to purchase all or any part of the Securities in accordance with Sections 3.08 hereof; or

(7)                                  failure to perform or observe any other covenant or agreement in this Indenture with respect to the Securities (other than a covenant or agreement in respect of which the Company’s non-compliance would otherwise be an event of default) and such default or breach continues for a period of 60 consecutive days after written notice to the Company by the Trustee or to the Company and the Trustee by the Holder of 25% or more in aggregate principal amount of the Securities then Outstanding; or

(8)                                  there occurs with respect to any issue or issues of Indebtedness of the Company, any Subsidiary Guarantor or any Significant Subsidiary having an outstanding principal amount of $75 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (A) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its stated maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or (B) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default; or

(9)                                  any final judgment or order (not covered by insurance) for the payment of money in excess of $75 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against the Company, any Subsidiary Guarantor or any Significant Subsidiary and shall not be paid or discharged, and there shall be any period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $75 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

(10)                          the Company, any Subsidiary Guarantor or any Significant Subsidiary of the Company pursuant to or within the meaning of any Bankruptcy Law:

(A)                               commences a voluntary insolvency proceeding;

(B)                                 consents to the entry of an order for relief against it in an involuntary insolvency proceeding or consents to its dissolution or winding-up;

(C)                                 consents to the appointment of a custodian of it or for any substantial part of its property; or

(D)                                makes a general assignment for the benefit of its creditors;

or takes any comparable action under any foreign laws relating to insolvency; provided, however, that the liquidation of any Subsidiary into another Subsidiary, other than as part of a credit reorganization, shall not constitute an Event of Default under this Section 7.01(a)(10); or

(11)                          a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)                              is for relief against the Company, any Subsidiary Guarantor or any Significant Subsidiary of the Company in an involuntary insolvency proceeding;

(B)                                appoints a custodian of the Company, any Subsidiary Guarantor or any Significant Subsidiary of the Company for any substantial part of their property;

(C)                                orders the winding-up, liquidation or dissolution of the Company, any Subsidiary Guarantor or any Significant Subsidiary of the Company;

(D)                               orders the presentation of any plan or arrangement, compromise or reorganization of the Company, any Subsidiary Guarantor or any Significant Subsidiary of the Company; or

(E)                                 grants any similar relief under any foreign laws;

and in each such case the order or decree remains unstayed and in effect for 90 days; or

(12)                          any Subsidiary Guarantor repudiates its obligations under its Note Guarantee or, except as permitted by this Indenture, any Note Guarantee is determined to be unenforceable or invalid or shall for any reason cease to be in full force and effect.

(b)                                 Notwithstanding Section 7.01(a) no Event of Default under clause (7) of Section 7.01(a) shall occur until the Trustee notifies the Company in writing, or the Holders of at least 25% in aggregate principal amount of the Securities then Outstanding notify the Company and the Trustee in writing, of the Default (a “Notice of Default”), and the Company does not cure the Default within the time specified in clause (7) of Section 7.01(a), or obtain a waiver, after receipt of such notice.  A notice given pursuant to this Section 7.01 shall be given by registered or certified mail, must specify the Default, demand that it be remedied and state that the notice is a Notice of Default.  When any Default under this Section 7.01 is cured, it ceases.

(c)                                  The Company will deliver to the Trustee, within 30 days after becoming aware of the occurrence of a Default or Event of Default, written notice thereof.

Section 7.02.                             Acceleration; Special Interest.

If an Event of Default (other than an Event of Default specified in clause (10) or (11) of Section 7.01(a)) shall occur and be continuing with respect to this Indenture, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities then Outstanding may declare all unpaid principal of and accrued interest (including Special Interest), if any, on all Securities through the date of such declaration to be due and payable, by a notice in writing to the Company (and to the Trustee if given by the Holders of the Securities).  Upon any such declaration, such principal and interest (including Special Interest), if any, shall become due and payable immediately.  If an Event of Default specified in clause (10) or (11) of Section 7.01(a) occurs and is continuing, then all the Securities shall ipso facto become and be due and payable immediately in an amount equal to the principal amount of the Securities, together with accrued and unpaid interest (including Special Interest), if any, to the date the Securities become due and payable, without any declaration or other act on the part of the Trustee or any Holder.  Thereupon, the Trustee may, at its discretion, proceed to protect and enforce the rights of the Holders of the Securities by appropriate judicial proceedings.

After a declaration of acceleration with respect to the Securities, but before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in aggregate principal amount of the Securities Outstanding, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

(a)                                  the Company has paid or deposited with the Trustee a sum sufficient to pay

(1)                                  all amounts owing to the Trustee under Section 8.07, including all sums paid or advanced by the Trustee under this Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel,

(2)                                  all overdue interest (including Special Interest), if any, on all Outstanding Securities,

(3)                                  the principal of any Outstanding Securities which have become due otherwise than by such declaration of acceleration and interest (including Special Interest) thereon at the rate borne by the Securities, and

(4)                                  to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Securities;

(b)                                 the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and

(c)                                  all Defaults or Events of Default, other than the non-payment of principal of and interest on the Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 7.13.  No such rescission shall affect any subsequent Default or impair any right consequent thereon.

Notwithstanding the foregoing, the sole remedy for an Event of Default relating to the failure by the Company to comply with the provisions of Section 5.02 of this Indenture and for any failure to comply with Section 314(a)(1) of the Trust Indenture Act shall, for the first 180 days after the occurrence of such an Event of Default, consist exclusively of the right to receive special interest (“Special Interest”) on the Securities at an annual rate equal to 0.50% of the principal amount of the Securities.  Such Special Interest shall be paid semi-annually in arrears, with the first semi-annual payment due on the first Interest Payment Date following the date on which such Special Interest began to accrue on the Securities.  Special Interest shall accrue on all Outstanding Securities from and including the date on which an Event of Default relating to a failure to comply with the provisions of Section 5.02 or failure to comply with Section 314(a)(1) of the Trust Indenture Act shall first occur to but not including the 180th day thereafter (or such earlier date on which such Event of Default shall have been cured or waived by Holders of a majority in principal amount of the Outstanding Securities).  On such 180th day (or earlier, if the Event of Default relating to the failure to comply with Section 5.02 and failure to comply with Section 314(a)(1) of the Trust Indenture Act is cured or waived prior to such 180th day), such Special Interest shall cease to accrue and, if the Event of Default relating to the failure to comply with Section 5.02 and failure to comply with Section 314(a)(1) of the Trust Indenture Act shall not have been cured or waived prior to such 180th day, the Securities shall be subject to acceleration as provided in this Section 7.02.  The provisions of this paragraph shall not affect the rights of Holders in the event of the occurrence of any other Event of Default.  In the event the Company shall not elect to pay Special Interest upon an Event of Default resulting from the failure of the Company to comply with the provisions of Section 5.02 and for any failure by it to comply with Section 314(a)(1) of the Trust Indenture Act, the Securities shall be subject to acceleration as provided above in this Section 7.02.

If the Company shall elect to pay Special Interest in connection with an Event of Default relating to its failure to comply with the requirements of Section 5.02 and for any failure by it to comply with Section 314(a)(1) of the Trust Indenture Act, (1) the Company shall notify all Holders and the Trustee and Paying Agent of such election on or before the close of business on the Business Day immediately preceding the day on which such Event of Default shall first occur, and (2) all references herein to interest accrued or payable as of any date shall include any Special Interest accrued or payable as of such date as provided in this Section 7.02.

Section 7.03.                             Collection of Indebtedness and Suits for Enforcement by Trustee.

The Company and each Subsidiary Guarantor covenants that if:

(a)                                  default is made in the payment of any interest (including Special Interest), if any, on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

(b)                                 default is made in the payment of the principal of any Security at the Stated Maturity thereof,

the Company and such Subsidiary Guarantor will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and interest (including Special Interest, if any), with interest upon the overdue principal and, to the extent that payment of such interest shall be legally enforceable, upon overdue installments of interest, at the rate borne by the Securities; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Company or any Subsidiary Guarantor, as the case may be, fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any Subsidiary Guarantor or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company, any Subsidiary Guarantor or any other obligor upon the Securities, wherever situated.

If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders under this Indenture or any Guarantee by such appropriate private or judicial proceedings as the Trustee shall deem most effectual to protect and enforce such rights of whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy, subject however to Section 7.12.  No recovery of any such judgment upon any property of the Company or any Guarantor shall affect or impair any rights, powers or remedies of the Trustee or the Holders.

Section 7.04.                             Trustee May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(a)                                  to file and prove a claim for the whole amount of principal and interest (including Special Interest, if any) owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

(b)                                 to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 8.07.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 7.05.                             Trustee May Enforce Claims Without Possession of Securities.

All rights of action and claims under this Indenture, the Securities or the Guarantees may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

Section 7.06.                             Application of Money Collected.

Any money collected by the Trustee pursuant to this Article 7 or otherwise on behalf of the Holders or the Trustee pursuant to this Article 7 or through any proceeding or any arrangement or restructuring in anticipation or in lieu of any proceeding contemplated by this Article 7 and any money or other property distributable in respect of the Company’s obligations under this Indenture after an Event of Default shall be applied, subject to applicable law, in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST:  To the payment of all amounts due the Trustee (or any predecessor trustee) under Section 8.07;

SECOND:  To the payment of the amounts then due and unpaid upon the Securities for principal and interest (including Special Interest, if any), in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and interest (including Special Interest, if any); and

THIRD:  The balance, if any, to the Person or Persons entitled thereto, including the Company, provided that all sums due and owing to the Holders and the Trustee have been paid in full as required by this Indenture.

Section 7.07.                             Limitation on Suits.

Subject to Section 7.08, no Holder of any Securities shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture or the Securities, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

(a)                                  such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities;

(b)                                 the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as trustee hereunder;

(c)                                  such Holder or Holders have offered to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense (including fees and expenses of its counsel) to be incurred in compliance with such request;

(d)                                 the Trustee has failed to institute the proceeding and has not received direction inconsistent with the original request from the Holders of a majority in principal amount of the Outstanding Securities within 60 days after the original request;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture or any Security to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture or any Security, except in the manner provided in this Indenture and for the equal and ratable benefit of all the Holders.

Section 7.08.                             Unconditional Right of Holders to Receive Payment and to Convert.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of the principal amount, accrued and unpaid interest, if any, Redemption Price, Fundamental Change Purchase Price or Special Interest, if any, in respect of the Securities held by such Holder, on or after the respective due dates expressed in the Securities and this Indenture (whether upon repurchase or otherwise), and to convert such Security in accordance with Article 4, and to bring suit for the enforcement of any such payment on or after such respective due dates or for the right to convert in accordance with Article 4, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

Section 7.09.                             Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture or any Guarantee and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, any Guarantor, any other obligor on the Securities, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 7.10.                             Rights and Remedies Cumulative.

No right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 7.11.                             Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.  Every right and remedy given by this Article 7 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 7.12.                             Control by Holders.

The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided that:

(a)                                  such direction shall not be in conflict with any rule of law or with this Indenture, expose the Trustee to personal liability or expenses for which the Trustee has not received adequate indemnity as determined by it in good faith or be unduly prejudicial to Holders not joining therein; and

(b)                                 subject to the provisions of Section 315 of the TIA, the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 7.13.                             Waiver of Past Defaults.

Subject to Section 7.08, the Holders of a majority in aggregate principal amount of the Securities then Outstanding by notice to the Trustee may waive an existing Default or Event of Default and its consequences, except an uncured Default or Event of Default in the payment of the principal of or any accrued but unpaid interest (including Special Interest) on any Security, an uncured failure by the Company to convert any Securities into Common Stock and cash, as applicable, or any Default or Event of Default in respect of any provision of this Indenture or the Securities which, under Section 10.02, cannot be modified or amended without the consent of the Holder of each Security affected.  When a Default or Event of Default is waived, it is cured and ceases to exist.

Section 7.14.                             Undertaking for Costs.

All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant, but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or interest (including Special Interest, if any) on, any Security on or after the respective Stated Maturities expressed in such Security (or, in the case of purchase pursuant to Article 3 hereof, on the Fundamental Change Purchase Date).

Section 7.15.                             Remedies Subject to Applicable Law.

All rights, remedies and powers provided by this Article 7 may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law in the premises, and all the provisions of this Indenture are intended to be subject to all applicable mandatory provisions of law which may be controlling in the premises and to be limited to the extent necessary so that they will not render this Indenture invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any applicable law.

ARTICLE 8

TRUSTEE

Section 8.01.                             Duties of Trustee.

(a)                                  In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs;

(b)                                 Except during the continuance of an Event of Default:

(1)                                  the Trustee undertakes to perform those duties and only those duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)                                  in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)                                  The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)                                  this clause (c) does not limit the effect of clauses (b) or (d) of this Section 8.01;

(2)                                  the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)                                  the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction of the Holders of a majority in principal amount of Outstanding Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Indenture;

(d)                                 No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it;

(e)                                  Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to clauses (a), (b), (c), (d) and (f) of this Section 8.01; and

(f)                                    The Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree with the Company.  Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

Section 8.02.                             Notice of Default.

Within 90 days after the occurrence of any Default, the Trustee shall transmit by mail to all Holders and any other Persons entitled to receive reports pursuant to Section 313(c) of the TIA, as their names and addresses appear in the Security Register, notice of such Default hereunder known to the Trustee, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of or interest on any Security, the Trustee shall be protected in withholding such notice if and so long as a trust committee of Trust Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders.

Section 8.03.                             Certain Rights of Trustee.

Subject to the provisions of Section 8.01 hereof :

(a)                                  the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon receipt by it of any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)                                 any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(c)                                  the Trustee may consult with counsel of its selection and any advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(d)                                 the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(e)                                  the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture;

(f)                                    the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, approval, appraisal, bond, debenture, note, coupon, security or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may deem fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

(g)                                 the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h)                                 the Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Securities unless either (i) a Trust Officer of the Trustee shall have actual knowledge of such Default or Event of Default or (ii) written notice of such Default or Event of Default shall have been given to the Trustee by the Company, any Subsidiary Guarantor or by any Holder of Securities;

(i)                                     whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officer’s Certificate;

(j)                                     the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent (including each Agent), custodian and other Person employed to act hereunder;

(k)                                  the permissive rights of the Trustee enumerated herein shall not be construed as duties of the Trustee;

(l)                                     the Trustee may request that the Company deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;

(m)                               the Trustee may employ or retain such counsel, accountants, appraisers or other experts or advisers as it may reasonably require for the purpose of determining and discharging its rights and duties hereunder and shall not be responsible for any misconduct or negligence on the part of any of them selected by the Trustee using due care;

(n)                                 the Trustee shall not be required to give any note, bond or surety in respect of the execution of the trusts and powers under this Indenture; and

the Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God, earthquakes, fire, flood, terrorism, wars and other military disturbances, sabotage, epidemics, riots, interruptions, losses or malfunctions of utilities, computers (hardware or software) or communications services, labor disputes, acts of civil or military authorities and governmental action.

Section 8.04.                             Trustee Not Responsible for Recitals, Dispositions of Securities or Application of Proceeds Thereof.

The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company and the Subsidiary Guarantors, and the Trustee assumes no responsibility for their correctness.  The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities.  The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

Section 8.05.                             Trustee and Agents May Hold Securities; Collections; etc.

The Trustee, any Paying Agent, Registrar, Conversion Agent or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities, with the same rights it would have if it were not the Trustee, Paying Agent, Registrar, Conversion Agent or such other agent and, subject to TIA Sections 310 and 311, may otherwise deal with the Company or any Subsidiary Guarantor and receive, collect, hold and retain collections from the Company or any Subsidiary Guarantor with the same rights it would have if it were not the Trustee, Paying Agent, Registrar, Conversion Agent or such other agent.

Section 8.06.                             Money Held in Trust.

All moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by mandatory provisions of law.

Section 8.07.                             Compensation and Indemnification of Trustee and Its Prior Claim.

The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation as the parties shall agree in writing from time to time for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and the Company covenants and agrees to pay or reimburse the Trustee and each predecessor Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence, bad faith or willful misconduct.  The Company and each Subsidiary Guarantor, jointly and severally, also covenant and agree to indemnify the Trustee and each predecessor Trustee for, and to hold it harmless against, any claim, loss, liability, tax, assessment or other governmental charge (other than taxes applicable to the Trustee’s compensation hereunder) or expense incurred without negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and its duties hereunder, including enforcement of this Section 8.07 and also including any liability which the Trustee may incur as a result of failure to withhold, pay or report any tax, assessment or other governmental charge, and the costs and expenses of defending itself against or investigating any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.  The obligations of the Company under this Section 8.07 to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for reasonable expenses, disbursements and advances shall constitute an additional obligation hereunder and, together with the lien referred in the next sentence, shall survive the satisfaction and discharge, and termination for any reason, of this Indenture and the resignation or removal of the Trustee and each predecessor Trustee.  To secure the Company’s obligations in this Section 8.07, the Trustee shall have a lien prior to the Securities on all money and property held or collected by the Trustee, other than money or property held in trust for the payment of principal of or interest on particular Securities.

“Trustee” for purposes of this Section shall include any predecessor Trustee; provided, however, that the negligence, willful misconduct or bad faith of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

Without prejudice to its other rights hereunder, when the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 7.01(a)(7) or Section 7.01(a)(8), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or State bankruptcy, insolvency or other similar law.

Section 8.08.                             Conflicting Interests.

The Trustee shall comply with the provisions of Section 310(b) of the TIA provided, however, that there shall be excluded from the operation of Section 310(b)(1) of the TIA any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA §310(b)(1) are met.

Section 8.09.                             Trustee Eligibility.

There shall at all times be a Trustee hereunder which shall be eligible to act as trustee under TIA Section 310(a) and which shall have a combined capital and surplus of at least $50,000,000, to the extent there is an institution eligible and willing to serve.  If the Trustee does not have a Corporate Trust Office in The City of New York, the Trustee may appoint an agent in The City of New York reasonably acceptable to the Company to conduct any activities which the Trustee may be required under this Indenture to conduct in The City of New York.  If such Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section 8.09, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.09, the Trustee shall resign immediately in the manner and with the effect hereinafter specified in this Article 8.

Section 8.10.                             Resignation and Removal; Appointment of Successor Trustee.

(a)                                  No resignation or removal of the Trustee and no appointment of a successor trustee pursuant to this Article 8 shall become effective until the acceptance of appointment by the successor trustee under Section 8.11.

(b)                                 The Trustee, or any trustee or trustees hereafter appointed, may at any time resign by giving written notice thereof to the Company.  Such resignation shall take effect upon the appointment of a successor Trustee and the acceptance of such appointment by such successor Trustee.  If the instrument of acceptance by a successor Trustee required by Section 8.11 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation or of any removal of the Trustee as hereinafter provided, the resigning or removed Trustee may at the Company’s expense petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities.

(c)                                  The Trustee may be removed at any time for any cause or for no cause by an Act of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities, delivered to the Trustee and to the Company.

(d)                                 If at any time:

(1)                                  the Trustee shall fail to comply with the provisions of TIA Section 310(b) after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months,

(2)                                  the Trustee shall cease to be eligible under Section 8.09 and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

(3)                                  the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation,

then, in any case, (i) the Company may remove the Trustee, or (ii) subject to Section 7.14, the Holder of any Security who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee.  Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(e)                                  If the Trustee shall be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company shall promptly appoint a successor trustee and shall comply with the applicable requirements of Section 8.11.  If, within 60 days after such removal or incapability, or the occurrence of such vacancy, the Company has not appointed a successor Trustee, a successor trustee shall be appointed by the Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee.  Such successor trustee so appointed shall forthwith upon its acceptance of such appointment become the successor trustee.  If no successor trustee shall have been so appointed by the Company or the Holders of the Securities and accepted appointment in the manner hereinafter provided, the Trustee or the Holder of any Security who has been a bona fide Holder for at least six months may, subject to Section 7.14, on behalf of himself and all others similarly situated, petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor trustee.

(f)                                    The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor trustee by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of Securities as their names and addresses appear in the register of the Registrar.  Each notice shall include the name of the successor trustee and the address of its Corporate Trust Office or agent hereunder.

Section 8.11.                             Acceptance of Appointment by Successor.

(a)                                  Every successor trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee as if originally named as Trustee hereunder; but, nevertheless, on the written request of the Company or the successor trustee, upon payment of its charges pursuant to Section 8.07 then unpaid, such retiring Trustee shall pay over to the successor trustee all moneys at the time held by it hereunder, subject nevertheless to its lien provided for in Section 8.07, and shall execute and deliver an instrument transferring to such successor trustee all such rights, powers, trusts and duties.  Upon request of any such successor trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers.

(b)                                 No successor trustee with respect to the Securities shall accept appointment as provided in this Section 8.11 unless at the time of such acceptance such successor trustee shall be eligible to act as trustee under the provisions of TIA Section 310(a) and this Article 8 and shall have a combined capital and surplus of at least $50,000,000 and have a Corporate Trust Office or an agent selected in accordance with Section 8.09.

(c)                                  Upon acceptance of appointment by any successor trustee as provided in this Section 8.11, the Company shall give notice thereof to the Holders of the Securities, by mailing such notice to such Holders at their addresses as they shall appear on the Security Register.  If the acceptance of appointment is substantially contemporaneous with the appointment, then the notice called for by the preceding sentence may be combined with the notice called for by Section 8.10.  If the Company fails to give such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be given at the expense of the Company.

Section 8.12.                             Merger, Conversion, Consolidation or Succession to Business.

Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Trustee (including the trust created by this Indenture) shall be the successor of the Trustee hereunder, provided that such Person shall be eligible under TIA Section 310(a) and this Article 8 and shall have a combined capital and surplus of at least $50,000,000 and have a Corporate Trust Office or an agent selected in accordance with Section 8.09, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Securities so authenticated; and, in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor trustee; and in all such cases such certificate shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have; provided that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 8.13.                             Preferential Collection of Claims Against Company.

If and when the Trustee shall be or become a creditor of the Company (or other obligor under the Securities), the Trustee shall be subject to the provisions of the TIA regarding the collection of claims against the Company (or any such other obligor).  A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

Section 8.14.                             Reports By Trustee.

(a)                                  Within 60 days after May 15 of each year commencing with the first May 15 after the issuance of Securities, the Trustee, if so required under the TIA, shall transmit by mail to all Holders, in the manner and to the extent provided in TIA Section 313(c), a brief report dated as of such May 15 in accordance with and with respect to the matters required by TIA Section 313(a).  The Trustee shall also transmit by mail to all Holders, in the manner and to the extent provided in TIA Section 313(c), a brief report in accordance with and with respect to the matters required by TIA Section 313(b)(2).

(b)                                 A copy of each report transmitted to Holders pursuant to this Section 8.14 shall, at the time of such transmission, be mailed to the Company and filed with each national securities exchange, if any, upon which the Securities are listed and also with the SEC.  The Company will notify the Trustee promptly if the Securities are listed on any national securities exchange and of any delisting thereof.

ARTICLE 9

SATISFACTION AND DISCHARGE OF INDENTURE

Section 9.01.                             Satisfaction and Discharge of Indenture.

(a)                                  This Indenture shall cease to be of further force and effect (except as to any surviving rights of conversion, registration of transfer or exchange of Securities herein expressly provided for and except as further provided below), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when either:

(1)                                all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.08 and (ii) Securities for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company as provided in Section 2.04) have been delivered to the Trustee for cancellation; or

(2)                                all such Securities not theretofore delivered to the Trustee for cancellation have become due and payable, whether on the Final Maturity Date, any Redemption Date or a Fundamental Change Purchase Date, upon conversion or otherwise, provided, that

(i)                                      the Company has deposited with the Trustee, a Paying Agent (other than the Company or any of its Affiliates) or a Conversion Agent, if applicable, immediately available funds and/or shares of Common Stock, if applicable, in trust for the purpose of and in an amount sufficient to pay and discharge all indebtedness and obligations related to such Securities not theretofore delivered to the Trustee for cancellation, for principal and interest (including Special Interest, if any) to the date of such deposit and/or for the payment of amounts due upon conversion;

(ii)                                   the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

(iii)                                the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein relating to the satisfaction and discharge of this Indenture have been complied with.

(b)                               Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company with respect to the Trustee under Section 8.07 and, if money shall have been deposited with the Trustee pursuant to clause (2) of Section 9.01(a), the provisions of Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 2.13 and 5.01 and this Article 9 shall survive until the Securities have been paid in full.

Section 9.02.                             Application of Trust Money.

Subject to the provisions of the last paragraph of Section 2.04, all United States dollars deposited with the Trustee pursuant to Section 9.01 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Persons entitled thereto, of the principal of and interest (including the Company acting as its own Paying Agent) on, the Securities for whose payment such United States dollars have been deposited with the Trustee.

Section 9.03.                             Reinstatement.

If the Trustee, any Paying Agent or any Conversion Agent is unable to apply any money in accordance with Section 9.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 9.01 until such time as the Trustee, such Paying Agent or such Conversion Agent is permitted to apply all such money in accordance with Section 9.02; provided, however, that if the Company has made any payment of the principal of or interest (including Special Interest, if any) on any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive any such payment from the money held by the Trustee, such Paying Agent or such Conversion Agent.

ARTICLE 10

AMENDMENTS; SUPPLEMENTS AND WAIVERS

Section 10.01.                       Without Consent of Holders.

(a)                                  The Company, the Subsidiary Guarantors and the Trustee may amend or supplement this Indenture or the Securities without notice to or consent of any Holder of a Security for the purpose of:

(1)                                  evidencing the succession of another corporation to the Company or any Subsidiary Guarantor and the assumption by that successor corporation of the Company’s or such Subsidiary Guarantor’s obligations under this Indenture and the Securities;

(2)                                  adding to the covenants of the Company and the Subsidiary Guarantors or add any rights for the benefit of the Holders or surrendering any right or power conferred upon the Company;

(3)                                  securing the obligations of the Company and the Subsidiary Guarantors or adding Guarantees in respect of the Securities;

(4)                                  evidencing and providing for the acceptance of the appointment of a successor trustee in accordance with Article 8;

(5)                                  complying with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

(6)                                  providing for conversion rights of Holders if any reclassification or change of Common Stock or any consolidation, merger or sale of all or substantially all of the Company’s property and assets occurs or otherwise complying with the provisions of this Indenture in the event of a merger, consolidation or transfer of assets (including the provisions of Section 4.10 and Article 6);

(7)                                  establishing the forms or terms of the Securities;

(8)                                  curing any ambiguity, omission, defect or inconsistency in the Indenture, correcting or supplementing any provision in the Indenture, or making any other provisions with respect to matters or questions arising under the Indenture, so long as the interests of Holders of Securities are not adversely affected in any material respect under  this Indenture;

(9)                                  to conform the provisions of the Indenture or the Securities to the corresponding description of the Securities contained in the applicable prospectus; or

(10)                            making any change that will not adversely affect the rights of the Holders in any material respect.

Section 10.02.                       With Consent of Holders.

(a)                                  The Company, the Subsidiary Guarantors and the Trustee may amend or supplement this Indenture and the Securities with the consent of the Holders of at least a majority in aggregate principal amount of the Outstanding Securities.  However, without the written consent of each Holder affected, an amendment or supplement may not:

(1)                                  change the Stated Maturity of any payment of principal of or any installment of interest on any Security (including the payment of Special Interest, if any);

(2)                                  reduce the principal amount of Securities or alter the manner or rate of accrual of interest (including Special Interest) on the Securities;

(3)                                  reduce Redemption Price, Fundamental Change Purchase Price payable with respect to any of the Securities;

(4)                                  change the Company’s obligation to redeem any Security on a Redemption Date in a manner adverse to such Holder;

(5)                                  change the Company’s obligation to repurchase any Security upon a Fundamental Change in a manner adverse to such Holder;

(6)                                  change any place of payment where, or the currency in which, any principal or interest (including Special Interest) in respect of any Security is payable;

(7)                                  make any change that adversely affects the conversation rights of any Holder of Securities;

(8)                                  impair the right of any Holder of a Security to receive payment of principal and interest (including any Special Interest) on such Holders’ Securities when due;

(9)                                  impair the right to institute suit for the enforcement of any payment on or with respect to any Security;

(10)                            reduce the percentage in principal amount of the Securities, the consent of whose Holders is required to amend or supplement this Indenture or the Securities, or the consent of whose Holders is required for any waiver of compliance with various provisions of this Indenture or the Securities or various defaults thereunder and their consequences provided for in the Indenture;

(11)                            modify any of the foregoing provisions described in clause (11) above except to increase any such percentage or to provide that other provisions of this Indenture or the Securities cannot be modified or waived without the consent of the Holder of each outstanding Security affected thereby; or

(12)                            release any Subsidiary Guarantor from its Note Guarantee, except as provided in this Indenture.

(b)                                 Without limiting the provisions of Section 10.02(a) hereof, the Holders of a majority in aggregate principal amount of the Securities then outstanding may, on behalf of all the Holders of all Securities, (i) waive compliance by the Company with the restrictive provisions of this Indenture, and (ii) waive any past Default or Event of Default under this Indenture and its consequences, except an uncured failure to pay any amounts due or to deliver amounts due upon conversion, with respect to the Securities, or in respect of any provision which under this Indenture cannot be modified or amended without the consent of the Holder of each outstanding Security affected.

(c)                                  Upon delivery to the Trustee of a Company Request, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid, if required, the Trustee shall, subject to Section 10.03, join with the Company in the execution of such supplemental indenture.

(d)                                 It shall not be necessary for any Act of Holders under this Section 10.02 to approve the particular form of any proposed supplemental indenture but it shall be sufficient if such Act shall approve the substance thereof.

Section 10.03.                       Execution of Supplemental Indentures and Agreements.

In executing, or accepting the additional trusts created by, any supplemental indenture, agreement, instrument or waiver permitted by this Article 10 or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, in addition to the documents required by Section 12.04, and (subject to Section 8.01 and Section 8.03(a) hereof) shall be fully protected in relying upon, an Opinion of Counsel and an Officer’s Certificate each stating that the execution of such supplemental indenture, agreement or instrument, or acceptance of any such additional trust, is authorized or permitted by this Indenture.  The Trustee may, but shall not be obligated to, enter into any such supplemental indenture, agreement or instrument, or accept any such additional trusts, which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 10.04.                       Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article 10, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 10.05.                       Conformity with Trust Indenture Act.

Every supplemental indenture executed pursuant to this Article 10 shall conform to the requirements of the TIA as then in effect.

Section 10.06.                       Reference in Securities to Supplemental Indentures.

Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article 10 may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture.  If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

Section 10.07.                       Notice of Supplemental Indentures.

Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of Section 10.02, the Company shall give notice thereof to the Holders of each Outstanding Security affected, in the manner provided for in Section 12.02, setting forth in general terms the substance of such supplemental indenture.  Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

ARTICLE 11

GUARANTEE OF SECURITIES

Section 11.01.                       Note Guarantee.

Subject to the provisions of this Article Eleven, each Subsidiary Guarantor hereby, jointly and severally, fully and unconditionally Guarantees to each Holder of Securities hereunder and to the Trustee on behalf of the Holders:  (i) the due and punctual payment of the principal of, premium, if any, on and interest on each Security, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal of and interest, if any, on the Securities, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee, all in accordance with the terms of such Security and this Indenture and (ii) in the case of any extension of time of payment or renewal of any Securities or any of such other obligations, that the same will be promptly paid in full when due or performed  in accordance with the terms of the extension or renewal, at Stated Maturity, by acceleration or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in the next succeeding paragraph.

Each Subsidiary Guarantor and by its acceptance hereof each Holder hereby confirms that it is the intention of all such parties that the Guarantee by any Subsidiary Guarantor pursuant to its Note Guarantee not constitute a fraudulent transfer or conveyance for purposes of the United States Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law.  To effectuate the foregoing intention, the Holders and each Subsidiary Guarantor hereby irrevocably agree that the obligations of each Subsidiary Guarantor under its Note Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of each Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Note Guarantee or pursuant to the following paragraph, result in the obligations of such Subsidiary Guarantor under its Note Guarantee not constituting such fraudulent transfer or conveyance.

In order to provide for just and equitable contribution among the Subsidiary Guarantors, the Subsidiary Guarantors agree, inter se, that in the event any payment or distribution is made by any Subsidiary Guarantor (a “Funding Guarantor”) under its Note Guarantee, such Funding Guarantor shall be entitled to a contribution from all other Subsidiary Guarantors in a pro rata amount based on the Adjusted Net Assets of each Subsidiary Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company’s obligations with respect to the Securities or any other Subsidiary Guarantor’s obligations with respect to its Note Guarantee.  “Adjusted Net Assets” of such Subsidiary Guarantor at any date shall mean the lesser of the amount by which (x) the fair value of the property of such Subsidiary Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under the Note Guarantee, of such Guarantor at such date and (y) the present fair salable value of the assets of such

Subsidiary Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Subsidiary Guarantor on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date and after giving effect to any collection from any Subsidiary of such Subsidiary Guarantor in respect of the obligations of such Subsidiary under the Note Guarantee of such Subsidiary Guarantor), excluding debt in respect of its Note Guarantee of such Subsidiary Guarantor), excluding debt in respect of its Note Guarantee, as they become absolute and matured.

Each Subsidiary Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a proceeding first against the Company, the benefit of discussion, protest or notice with respect to any such Security or the debt evidenced thereby and all demands whatsoever (except as specified above), and covenants that this Note Guarantee will not be discharged as to any such Security except by payment in full of the principal thereof and interest thereon and as provided in Section 9.01. In the event of any declaration of acceleration of such obligations as provided in Article Seven, such obligations (whether or not due and payable) shall forthwith become due and payable by each Subsidiary Guarantor for the purposes of this Article Eleven.  In addition, without limiting the foregoing provisions, upon the effectiveness of an acceleration under Article Seven, the Trustee shall promptly make a demand for payment on the Securities under the Note Guarantee provided for in this Article Eleven.

The obligations of each Subsidiary Guarantor under its Note Guarantee are independent of the obligations Guaranteed by the Subsidiary Guarantor hereunder, and a separate action or actions may be brought and prosecuted by the Trustee on behalf of, or by, the Holders, subject to the terms and conditions set forth in this Indenture, against any Subsidiary Guarantor to enforce this Note Guarantee, irrespective of whether any action is brought against the Company or whether the Company is joined in any such action or actions.

If the Trustee or the Holder is required by any court or otherwise to return to the Company or any Subsidiary Guarantor, or any custodian, receiver, liquidator, trustee, sequestrator or other similar official acting in relation to Company or any Subsidiary Guarantor, any amount paid to the Trustee or such Holder in respect of a Security, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.  Each Subsidiary Guarantor further agrees, to the fullest extent that it may lawfully do so, that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, the maturity of the obligations Guaranteed hereby may be accelerated as provided in Article Seven hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition extant under any applicable bankruptcy law preventing such acceleration in respect of the obligations Guaranteed hereby.

Each Subsidiary Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Company or any other Subsidiary Guarantor that arise from the existence, payment, performance or enforcement of its obligations under this Note Guarantee and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, any right to participate in any claim or remedy of the Holders against the Company or any Subsidiary Guarantor or any collateral which any such Holder or the Trustee on behalf of such Holder hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company or a Subsidiary Guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights.  If any amount shall be paid to a Subsidiary Guarantor in violation of the preceding sentence and the principal of, premium, if any, and accrued interest on the Securities shall not have been paid in full, such amount shall be deemed to have been paid to such Subsidiary Guarantor for the benefit of, and held in trust for the benefit of, the Holders, and shall forthwith be paid to the Trustee for the benefit of the Holders to be credited and applied upon the principal of, premium, if any, and accrued interest on the Securities.  Each Subsidiary Guarantor acknowledges that it will receive direct and indirect benefits from the issuance of the Securities pursuant to this Indenture and that the waivers set forth in this Section 11.01 are knowingly made in contemplation of such benefits.

The Note Guarantee set forth in this Section 11.01 shall not be valid or become obligatory for any purpose with respect to a Security until the certificate of authentication on such Security shall have been signed by or on behalf of the Trustee.

Section 11.02.                       Obligations Unconditional.

Nothing contained in this Article Eleven or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among any Subsidiary Guarantor and the holders of the Securities, the obligation of such Subsidiary Guarantor, which is absolute and unconditional, upon failure by the Company to pay to the holders of the Securities the principal of, premium, if any, and interest on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of such Subsidiary Guarantor, nor shall anything herein or therein prevent any Holder or the Trustee on their behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture.

Without limiting the foregoing, nothing contained in this Article Eleven will restrict the right of the Trustee or the Holders to take any action to declare the Note Guarantee to be due and payable prior to the Stated Maturity of any Securities pursuant to Section 7.02 or to pursue any rights or remedies hereunder.

Section 11.03.                       Release of Note Guarantees.

The Note Guarantee of any Subsidiary Guarantor will be automatically and unconditionally released and discharged upon:

(i)                                     the satisfaction and discharge of this Indenture in accordance with the terms of this Indenture;

(ii)                                  the sale, exchange or transfer (including by way of merger or consolidation) to any Person (other than an Affiliate of the Company) of all of the Capital Stock of such Subsidiary Guarantor; or

(iii)                               the release and discharge of the Guarantee by such Subsidiary Guarantor which resulted in the obligation to Guarantee the Securities (including, in the case of an

Initial Subsidiary Guarantor, the release and discharge of all Guarantees by such Initial Subsidiary Guarantor of the Company’s obligations under the Company’s debt securities and the Credit Agreement outstanding on the Closing Date), provided that such Subsidiary Guarantor has not Guaranteed any other Indebtedness of the Company which would have resulted in an obligation to Guarantee the Securities and such other Guarantee has not also been unconditionally released and discharged.

At the request of the Company and upon being provided an Officer’s Certificate and an Opinion of Counsel complying with Section 12.04, the Trustee shall execute and deliver an appropriate instrument evidencing such release.

Section 11.04.                       Notice to Trustee.

Each Subsidiary Guarantor shall give prompt written notice to the Trustee of any fact known to such Subsidiary Guarantor which would prohibit the making of any payment to or by the Trustee in respect of the Note Guarantee pursuant to the provisions of this Article Eleven.

Section 11.05.                       This Article Not to Prevent Events of Default.

The failure to make a payment on account of principal of, premium, if any, or interest on the Securities by reason of any provision of this Article Eleven will not be construed as preventing the occurrence of an Event of Default.

ARTICLE 12

MISCELLANEOUS

Section 12.01.                       Conflict with Trust Indenture Act.

If any provision hereof limits, qualifies or conflicts with any provision of the TIA or another provision which is required or deemed to be included in this Indenture by any of the provisions of the TIA, the provision or requirement of the TIA shall control.  If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

Section 12.02.                       Notices.

Any demand, authorization notice, request, consent or communication shall be given in writing and mailed by first-class mail, postage prepaid, or delivered by recognized overnight courier addressed as follows or transmitted by facsimile transmission (confirmed by delivery in person or mail by first-class mail, postage prepaid, or by guaranteed overnight courier) to the following facsimile numbers:

If to the Company, to:

Steel Dynamics, Inc.

6714 Pointe Inverness Way, Suite 200

Fort Wayne, IN 46804

Facsimile (260) 969-3587

Attention: Theresa Wagler

or at any other address previously furnished in writing to the Trustee by the Company, with a copy to:

Barrett & McNagny LLP

215 East Berry Street

Fort Wayne, IN 46802,

Facsimile: (260) 423-8920

Attention: Robert Walters

if to the Trustee, to:

Wells Fargo Bank, National Association

230 West Monroe Street, Suite 2900

Chicago, IL 60606

Telecopier No.:  (312) 726-2158

Attention:  Corporate Trust Services

or at any other address previously furnished in writing to the Holders or the Company or any other obligor on the Securities by the Trustee.

Such notices or communications shall be effective only when actually received.

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, or delivered by recognized overnight courier, to each Holder affected by such event, at its address as it appears in the register kept by the Primary Registrar, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice or by any other manner deemed acceptable to the Trustee.  In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.  Any notice when mailed to a Holder in the aforesaid manner shall be conclusively deemed to have been received by such Holder whether or not actually received by such Holder.  Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.  Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case by reason of the suspension of regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event as required by any provision of this

Indenture, then any method of giving such notice as shall be reasonably satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

If the Company mails any notice to a Holder of a Security, it shall mail a copy to the Trustee and each Registrar, Paying Agent and Conversion Agent.

Section 12.03.                       Disclosure of Names and Addresses of Holders.

Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities, and the Trustee shall comply with TIA Section 312(b).  The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA 312(c).  Further, every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee or any agent of either of them shall be held accountable by reason of the disclosure of any information as to the names and addresses of the Holders in accordance with TIA Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA Section 312.

Section 12.04.                       Compliance Certificates and Opinions.

(a)                                  Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture and as may be requested by the Trustee, the Company shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such certificates or opinions is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

(b)                                 Every certificate or Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(1)                                  a statement that the Person signing such certificate or opinion has read and understands such covenant or condition and the definitions herein relating thereto;

(2)                                  a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)                                  a statement that, in the opinion of such Person, such Person has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)                                  a statement as to whether, in the opinion of such Person, such condition or covenant has been complied with.

Section 12.05.        Acts of Holders.

(a)           Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company.  Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 12.05.

(b)           The ownership of Securities shall be proved by the register maintained by the Primary Registrar.

(c)           Any request, demand, authorization, direction, notice, consent, waiver or other Act by the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, suffered or omitted to be done by the Trustee, any Paying Agent or Conversion Agent, or the Company or any other obligor of the Securities in reliance thereon, whether or not notation of such action is made upon such Security.

(d)           The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof.  Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.  The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(e)           If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of such Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so.  Notwithstanding TIA Section 316(c), any such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not more than 30 days prior to the first solicitation of Holders generally in connection therewith and no later than the date such first solicitation is completed.

(f)            If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for purposes of determining whether Holders of the requisite proportion of Securities then Outstanding have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for this purpose the Securities then Outstanding shall be computed as of such record date; provided that no such request, demand, authorization, direction, notice, consent, waiver or other Act by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after such record date.

(g)           For purposes of this Indenture, any action by the Holders which may be taken in writing may be taken by electronic means or as otherwise reasonably acceptable to the Trustee.

Section 12.06.        Benefits of Indenture.

Nothing in this Indenture or in the Securities, express or implied, shall give to any Person (other than the parties hereto and their successors hereunder, any Paying Agent and the Holders) any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 12.07.        Legal Holidays.

In any case where any Interest Payment Date, Redemption Date, Fundamental Change Purchase Date or Final Maturity Date of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, Redemption Date, Fundamental Change Purchase Date or Final Maturity Date, and no interest shall accrue with respect to such payment for the period from and after such Interest Payment Date, Redemption Date, Fundamental Change Purchase Date or Final Maturity Date, as the case may be, to the next succeeding Business Day.

Section 12.08.        Governing Law; Waiver of Trial by Jury.

THIS INDENTURE, THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

EACH PARTY HERETO, AND EACH HOLDER OF A SECURITY BY ITS ACCEPTANCE THEREOF, HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS INDENTURE.

Section 12.09.        No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary of the Company.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.10.        No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, officer, employee, stockholder, incorporator or agent of the Company will have any liability for any obligations of the Company under the Securities, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of the Securities by accepting a Security waives and releases all such liability.

Section 12.11.        Successors and Assigns.

All covenants and agreements in this Indenture by the parties hereto shall bind their respective successors and assigns, whether so expressed or not.

Section 12.12.        Multiple Counterparts.

The parties may sign multiple counterparts of this Indenture.  Each signed counterpart shall be deemed an original, but all of them together represent the same agreement.

Section 12.13.        Separability Clause.

In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.14.        Schedules and Exhibits.

All schedules and exhibits attached hereto are by this reference made a part hereof with the same effect as if herein set forth in full.

Section 12.15.        Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

STEEL DYNAMICS, INC.

By:
Name:
Title:

SDI INVESTMENT COMPANY

By:
Name: Theresa E. Wagler
Title: President

NEW MILLENNIUM BUILDING SYSTEMS, LLC

By:	STEEL DYNAMICS, INC., its sole member

By:
Name: Theresa E. Wagler
Title: Vice President

STEEL DYNAMICS SALES NORTH AMERICA, INC.

By:
Name: Theresa E. Wagler
Title: Vice President

ROANOKE ELECTRIC STEEL CORPORATION

By:
Name: Theresa E. Wagler
Title: Vice President

Steel Dynamics, Inc.

Indenture

JOHN W. HANCOCK, JR., LLC

By: ROANOKE ELECTRIC STEEL CORPORATION, MANAGER AND SOLE MEMBER

By:
Name: Theresa E. Wagler
Title: Vice President

NEW MILLENNIUM BUILDING SYSTEMS, INC.

By:
Name: Theresa E. Wagler
Title: Vice President

SOCAR OF OHIO, INC.

By:
Name: Theresa E. Wagler
Title: Vice President

STEEL OF WEST VIRGINIA, INC.

By:
Name: Theresa E. Wagler
Title: Vice President

SWVA, INC.

By:
Name: Theresa E. Wagler
Title: Vice President

MARSHALL STEEL, INC.

By:
Name: Theresa E. Wagler
Title: Vice President

Steel Dynamics, Inc.

Indenture

STEEL VENTURES, INC.

By:
Name: Theresa E. Wagler
Title: Vice President

SHREDDED PRODUCTS II, LLC

By: STEEL DYNAMICS, INC., MANAGER AND SOLE MEMBER

By:
Name: Theresa E. Wagler
Title: Vice President

THE TECHS INDUSTRIES, INC.

By:
Name: Theresa E. Wagler
Title: Vice President

ADMETCO, INC.

By:
Name: Theresa E. Wagler
Title: Vice President

AUBURN INVESTMENT COMPANY, LLC

By: OMNISOURCE CORPORATION, SOLE MEMBER

By:
Name: Theresa E. Wagler
Title: Vice President

Steel Dynamics, Inc.

Indenture

CAPITOL CITY METALS, LLC

By:	OMNISOURCE INDIANAPOLIS, SOLE MEMBER

BY: OMNISOURCE CORPORATION, SOLE MEMBER

By:
Name: Theresa E. Wagler
Title: Vice President

GLOBAL SHREDDING TECHNOLOGIES, LTD., LLC

By: OMNISOURCE CORPORATION, SOLE MEMBER

By:
Name: Theresa E. Wagler
Title: Vice President

INDUSTRIAL SCRAP CORPORATION

By:
Name: Theresa E. Wagler
Title: Vice President

INDUSTRIAL SCRAP, LLC

By:
Name: Theresa E. Wagler
Title: Vice President

JACKSON IRON & METAL COMPANY, INC.

By:
Name: Theresa E. Wagler
Title: Vice President

Steel Dynamics, Inc.

Indenture

LUCKY STRIKE METALS, LLC

By: OMNISOURCE CORPORATION, SOLE MEMBER

By:
Name: Theresa E. Wagler
Title: Vice President

MICHIGAN PROPERTIES ECORSE, LLC

By: OMNISOURCE CORPORATION, SOLE MEMBER

By:
Name: Theresa E. Wagler
Title: Vice President

OMNISOURCE BAY CITY, LLC

By: JACKSON IRON & METAL COMPANY, INC., SOLE MEMBER

By:
Name: Theresa E. Wagler
Title: Vice President

OMNISOURCE ATHENS DIVISION, LLC

By: OMNISOURCE CORPORATION, SOLE MEMBER

By:
Name: Theresa E. Wagler
Title: Vice President

OMNISOURCE CORPORATION

By:
Name: Theresa E. Wagler
Title: Vice President

Steel Dynamics, Inc.

Indenture

OMNISOURCE INDIANAPOLIS, LLC

By: OMNISOURCE CORPORATION, SOLE MEMBER

By:
Name: Theresa E. Wagler
Title: Vice President

OMNISOURCE MEXICO, LLC

By: OMNISOURCE CORPORATION, SOLE MEMBER

By:
Name: Theresa E. Wagler
Title: Vice President

OMNISOURCE TRANSPORT, LLC

By: OMNISOURCE CORPORATION, SOLE MEMBER

By:
Name: Theresa E. Wagler
Title: Vice President

OMNISOURCE, LLC

By:
Name: Theresa E. Wagler
Title:Vice President

RECOVERY TECHNOLOGIES, LLC

By: OMNISOURCE CORPORATION, SOLE MEMBER

By:
Name: Theresa E. Wagler
Title: Vice President

Steel Dynamics, Inc.

Indenture

SCIENTIFIC RECYCLING GROUP, LLC

By: OMNISOURCE CORPORATION, SOLE MEMBER

By:
Name: Theresa E. Wagler
Title: Vice President

SUPERIOR ALUMINUM ALLOYS, LLC

By:
Name: Theresa E. Wagler
Title: Vice President

OMNISOURCE SOUTHEAST, LLC

By:
Theresa E. Wagler, Vice President

COHEN & GREEN SALVAGE CO., INC.

By:
Theresa E. Wagler, Vice President

LUMBERTON RECYCLING COMPANY, INC.

By:
Theresa E. Wagler, Vice President

RAEFORD SALVAGE COMPANY, INC.

By:
Theresa E. Wagler, Vice President

Steel Dynamics, Inc.

Indenture

CAROLINAS RECYCLING GROUP, LLC

BY: OMNISOURCE SOUTHEAST, LLC, MANAGER AND SOLE MEMBER

By:
Theresa E. Wagler, Vice President

ATLANTIC SCRAP AND PROCESSING-WILMINGTON, LLC

BY: OMNISOURCE SOUTHEAST, LLC, MANAGER AND SOLE MEMBER

By:
Theresa E. Wagler, Vice President

Steel Dynamics, Inc.

Indenture

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee

By:
Name:
Title:

Steel Dynamics, Inc.

Indenture

Exhibit A

[FORM OF FACE OF SECURITY]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.  THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF.  THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.(1)

Steel Dynamics, Inc.

    % Convertible Senior Notes due 20

No. R-	CUSIP:

Steel Dynamics, Inc., a Indiana corporation, promises to pay to Cede & Co. or registered assigns the principal sum as set forth in the “Schedule of Exchanges of Securities” attached hereto, which shall not exceed DOLLARS ($      ) on                     , 20    .

This Security shall bear interest as specified on the other side of this Security.  This Security is convertible as specified on the other side of this Security.

SDI Investment Co., a Delaware corporation, Steel Dynamics Sales North America, Inc., an Indiana corporation, New Millennium Building Systems, LLC, an Indiana limited liability company, Roanoke Electric Steel Corporation, an Indiana corporation, New Millennium Building Systems, Inc., a South Carolina corporation, Socar of Ohio, Inc., an Ohio corporation, Shredded Products II, LLC, an Indiana limited liability company, John W. Hancock, Jr., LLC, a

(1)                                  This paragraph should be included only if the Security is a Global Security.

Virginia limited liability company, Steel of West Virginia, Inc., a Delaware corporation, Steel Ventures, Inc., a Delaware corporation, SWVA, Inc., a Delaware corporation, Marshall Steel Inc., a Delaware corporation, The Techs Industries, Inc., a Delaware corporation, OmniSource Corporation, an Indiana corporation, Admetco, Inc., an Indiana corporation, Auburn Investment Company, LLC, an Indiana limited liability company, Capitol City Metals, LLC, an Indiana limited liability company, Global Shredding Technologies, Ltd., LLC, an Indiana limited liability company, Industrial Scrap Corporation, an Indiana corporation, Industrial Scrap, LLC, an Indiana limited liability company, Jackson Iron & Metal Company, Inc., a Michigan corporation, Lucky Strike Metals, LLC, an Indiana limited liability company, Michigan Properties Ecorse, LLC, an Indiana limited liability company, OmniSource Athens Division, LLC, an Indiana limited liability company, OmniSource Bay City, LLC, an Indiana limited liability company, OmniSource Indianapolis, LLC, an Indiana limited liability company, OmniSource, LLC, an Indiana limited liability company, OmniSource Mexico, LLC, an Indiana limited liability company, OmniSource Transport, LLC, an Indiana limited liability company, Recovery Technologies, LLC, an Indiana limited liability company, Scientific Recycling Group, LLC, an Indiana limited liability company, Superior Aluminum Alloys, LLC, an Indiana limited liability company, and OmniSource Southeast, LLC, a Delaware limited liability company, Carolinas Recycling Group, LLC, a South Carolina limited liability company,  Atlantic Scrap and Processing — Wilmington, LLC, a North Carolina limited liability company, Cohen & Green Salvage Co., Inc., a North Carolina corporation, Raeford Salvage Company, Inc., a North Carolina corporation, and Lumberton Recycling Company, Inc., a North Carolina corporation, and any future Subsidiary Guarantors (collectively, the “Subsidiary Guarantors,” which term includes any successors under the Indenture hereinafter referred to and any Subsidiary that provides a Note Guarantee pursuant to the Indenture), has fully and unconditionally guaranteed the payment of principal of premium, if any, and interest on the Securities.

Additional provisions of this Security are set forth on the other side of this Security.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

STEEL DYNAMICS, INC.

By:
Name:
Title:

Dated:

Trustee’s Certificate of Authentication:

This is one of the Securities referred to in the within-mentioned

Indenture.

Wells Fargo Bank, National Association, as Trustee

By:
Authorized Signatory

[FORM OF REVERSE SIDE OF SECURITY]

Steel Dynamics, Inc.

    % Convertible Senior Notes due 20

1.                                      Interest

Steel Dynamics, Inc., a Indiana corporation (the “Company”, which term shall include any successor company under the Indenture hereinafter referred to), promises to pay interest on the principal amount of this Security at the rate of     % per annum.  The Company shall pay interest semiannually, in arrears, on                      and                      of each year (each an “Interest Payment Date”), commencing on                     , 20    .  Interest payable on any Interest Payment Date shall include interest accrued from and including the immediately preceding Interest Payment Date (or if none, from and including                     , 20    ) to but excluding the relevant Interest Payment Date.  Cash interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.  Any payment required to be made on a day that is not a Business Day shall be made on the next succeeding Business Day with the same force and effect as if made on such day and without any interest in respect of the delay.  The Company shall, to the fullest extent permitted by law, pay interest in immediately available funds on overdue principal and interest at the rate of     % per annum, compounded semiannually, which interest shall accrue from the date such overdue amount was originally due to the day preceding the date payment of such amount, including interest thereon, has been made or duly provided for.

Any reference herein to interest accrued or payable as of any date shall include any Special Interest that may be payable in accordance with the provisions of Section 7.02 of the Indenture.

2.                                      Method of Payment

The Company shall pay interest on this Security (except defaulted interest) to the Person who is the Holder of this Security at the close of business on                      or                     , as the case may be (each, a “Regular Record Date”) next preceding the related Interest Payment Date.  The Holder must surrender this Security to a Paying Agent to collect payment of principal.  The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.

3.                                      Paying Agent, Registrar and Conversion Agent

Initially, Wells Fargo Bank, National Association (the “Trustee”, which term shall include any successor trustee under the Indenture hereinafter referred to) will act as Paying Agent, Registrar and Conversion Agent.  The Company may change any Paying Agent, Registrar or Conversion Agent without notice to the Holders.  The Company or any of its Affiliates may, subject to certain limitations set forth in the Indenture, act as Paying Agent.

4.                                      Indenture

This Security is one of a duly authorized issue of Securities of the Company designated as its     % Convertible Senior Notes due 20     (the “Securities”), issued under an Indenture, dated as of                   , 20     (together with any supplemental indentures thereto, the “Indenture”), among the Company, the Subsidiary Guarantors named therein and the Trustee.  The terms of this Security include those stated in the Indenture and those required by or made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”), as in effect on the date of the Indenture.  This Security is subject to all such terms, and the Holder of this Security is referred to the Indenture and the TIA for a statement of them.  The Securities are limited to $                   aggregate principal amount.  The Indenture does not limit other debt of the Company, secured or unsecured.

Capitalized terms not otherwise defined herein have the meaning ascribed to such terms in the Indenture.

5.                                      Redemption

On or after                     , 20    , if the Last Reported Sale Price of the Company’s Common Stock for 20 or more Trading Days (whether or not consecutive) in a period of 30 consecutive Trading Days ending on the Trading Day prior to the date the Company provides the notice of redemption to Holders exceeds 130% of the applicable Conversion Price in effect on each such Trading Day, the Company may redeem for cash all or part of the Securities, upon not less than 30 nor more than 60 days’ notice before the Redemption Date to the Trustee, the Paying Agent and each Holder of Securities at their last registered address, all as provided in the Indenture; provided that the Company shall not redeem the Securities if the Redemption Date would be after the Final Maturity Date.  The Redemption Price of a Security will be equal to 100% of the principal amount of Securities being redeemed, plus accrued and unpaid interest (including Special Interest, if any), to, but not including, the Redemption Date; provided that if the Redemption Date falls after a Regular Record Date and on or prior to the corresponding Interest Payment Date, the Redemption Price shall be 100% of the principal amount of the Securities redeemed but shall not include accrued and unpaid interest (including Special Interest, if any).  Instead, the Company shall pay such accrued and unpaid interest (including Special Interest, if any), if any, on the Interest Payment Date, to the Holder of record at the close of business on the corresponding Regular Record Date.

6.                                      Purchase of Securities at Option of Holder Upon a Fundamental Change

Upon a Fundamental Change, at the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase for cash all or any part specified by the Holder (so long as the principal amount of such part is $1,000 or an integral multiple of $1,000) of the Securities held by such Holder on the date specified by the Company in accordance with the provisions of Article 3 of the Indenture.

7.                                      Conversion

Subject to and upon compliance with the provisions of the Indenture, the Holder may surrender for conversion all or any portion of this Security that is in an integral multiple of

$1,000.  Upon conversion, the Holder shall be entitled to receive the consideration specified in the Indenture.  No fractional share of Common Stock shall be issued upon conversion of a Security.  Instead, the Company shall pay a cash adjustment as provided in the Indenture.  The initial Conversion Rate of the Securities shall be            shares of Common Stock per $1,000 principal amount of Securities, subject to adjustment in accordance with the provisions of Article 4 of the Indenture.  If a Holder converts all or any portion of this Security in connection with the occurrence of certain Fundamental Change transactions, the Conversion Rate shall be increased in the manner and to the extent described in Section 4.06 of the Indenture.

Securities surrendered for conversion (in whole or in part) during the period from the close of business on any Regular Record Date to the opening of business on the next succeeding Interest Payment Date shall be accompanied by payment by the Holders of such Securities in funds to the Conversion Agent acceptable to the Company of an amount equal to the interest payable on such corresponding Interest Payment Date; provided that no such payment need be made: (1) if the Company has called the Securities for redemption on a Redemption Date that falls after a Regular Record Date for an Interest Payment Date and on or prior to the corresponding Interest Payment Date; (2) in connection with a conversion following the Regular Record Date preceding the Final Maturity Date; (3) if the Company has specified a Fundamental Change Purchase Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date; or (4) to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such Security.

A Security in respect of which a Holder has submitted a Fundamental Change Purchase Notice may be converted only if such Holder validly withdraws such Fundamental Change Purchase Notice in accordance with the terms of the Indenture.

8.                                      Denominations, Transfer, Exchange

The Securities are in registered form, without coupons, in denominations of $1,000 principal amount and integral multiples of $1,000 principal amount.  A Holder may register the transfer of or exchange Securities in accordance with the Indenture.  The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes or other governmental charges that may be imposed in relation thereto by law or permitted by the Indenture.

9.                                      Persons Deemed Owners

The Holder of a Security may be treated as the owner of it for all purposes.

10.                               Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee and any Paying Agent will pay the money back to the Company, subject to the provisions of the Indenture.  After that, Holders entitled to money must look to the Company for payment as general creditors.

11.                               Amendment, Supplement and Waiver

Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Securities then Outstanding, and an existing Default or Event of Default and its consequence or compliance with any provision of the Indenture or the Securities may be waived subject to certain exceptions with the consent of the Holders of a majority in aggregate principal amount of the Securities then Outstanding.  Without the consent of or notice to any Holder, the Company and the Trustee may amend or supplement the Indenture or the Securities to, among other things, (x) cure any ambiguity, omission, mistake, defect or inconsistency or (y) make any other change that does not adversely affect the interests of the Holders in any material respect.

12.                               Successor Entity

When a successor Person assumes all the obligations of its predecessor under the Securities and the Indenture in accordance with the terms and conditions of the Indenture, the predecessor Person (except in certain circumstances specified in the Indenture) shall be released from those obligations.

13.                               Defaults and Remedies

An Event of Default shall occur upon the occurrence of any of the events specified in Section 7.01(a) of the Indenture.  Subject to the provisions of the penultimate paragraph of Section 7.02(c) of the Indenture, if an Event of Default shall occur and be continuing with respect to the Securities (other than an Event of Default specified in clause (10) or (11) of Section 7.01(a) of the Indenture), the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities then Outstanding may declare all unpaid principal of and accrued interest (including Special Interest), if any, on all Securities to be due and payable, by a notice in writing to the Company (and to the Trustee if given by the Holders of the Securities).  Upon any such declaration, such principal and interest (including Special Interest), if any, shall become due and payable immediately.  If an Event of Default specified in clauses (10) or (11) of Section 7.01(a) of the Indenture occurs and is continuing, then all the Securities shall ipso facto become and be due and payable immediately in an amount equal to the principal amount of the Securities, together with accrued and unpaid interest (including Special Interest), if any, to the date the Securities become due and payable, without any declaration or other act on the part of the Trustee or any Holder.

The Holders of a majority in aggregate principal amount of the Securities Outstanding, by written notice to the Company and the Trustee, may rescind and annul an acceleration and its consequences if:  (a) the Company has paid or deposited with the Trustee a sum sufficient to pay (1) all sums paid or advanced by the Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (2) all overdue interest on all Securities then Outstanding, (3) the principal of any Securities then Outstanding which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Securities, and (4) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Securities; (b) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction;

and (c) all Defaults and Events of Default, other than the non-payment of principal of and interest on the Securities which have become due solely by such declaration of acceleration, have been cured or waived.  No such rescission shall affect any subsequent Default or impair any right consequent thereon.

Holders may not enforce the Indenture or the Securities except as provided in the Indenture.  The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities.  Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities then Outstanding may direct the Trustee in its exercise of any trust or power.  The Trustee may, in accordance with the provisions of the Indenture, withhold from Holders notice of any continuing Default (except a Default in payment of principal or interest or to deliver amounts owing upon conversion) if and so long as it determines that withholding notice is in their interests.  The Company is required to file periodic certificates with the Trustee as to the Company’s compliance with the Indenture and knowledge or status of any Default.

14.                               Trustee Dealings with the Company

Wells Fargo Bank, National Association, the initial Trustee under the Indenture, or any of its Affiliates, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or an Affiliate of the Company or any of the Subsidiary Guarantors, and may otherwise deal with the Company or an Affiliate of the Company or any of the Subsidiary Guarantors, as if it were not the Trustee, subject to the TIA.

15.                               Guarantee

The Company’s obligations under the Securities are fully and unconditionally guaranteed, jointly and severally, by the Subsidiary Guarantors.

16.                               No Recourse Against Others

No director, officer, employee, stockholder, incorporator or agent of the Company, as such, will have any liability for any obligations of the Company under the Securities, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of the Securities by accepting a Security waives and releases all such liability.

17.                               Authentication

This Security shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the other side of this Security.

18.                               Abbreviations and Definitions

Customary abbreviations may be used in the name of the Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and UGMA (= Uniform Gifts to Minors Act).

All terms defined in the Indenture and used in this Security but not specifically defined herein are defined in the Indenture and are used herein as so defined.

19.                               Indenture to Control; Governing Law

In the case of any conflict between the provisions of this Security, the Indenture and the Guarantees, the provisions of the Indenture shall control.  This Security, the Indenture and the Guarantees shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company will furnish to any Holder, upon written request and without charge, a copy of the Indenture.  Requests may be made to Steel Dynamics, Inc., 6714 Pointe Inverness Way, Suite 200, Fort Wayne, Indiana  46804; Attention: Chief Financial Officer.

SCHEDULE OF EXCHANGES OF SECURITIES

The initial principal amount of this Global Security is        ($      ) The following exchanges, purchases or conversions of a part of this Global Security have been made:

Date	Authorized Signatory of Securities Custodian	Notation Stating and Explaining Change in Principal Amount Recorded	Principal Amount of this Global Security

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I, or, we assign and transfer this Security to:

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint:

agent to transfer this Security on the books of the Company. The agent may substitute another to act for him or her.

Your Signature:

Date:

(Sign exactly as your name appears on the other side of this Security)

*Signature guaranteed by:

By:

*

The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

FORM OF CONVERSION NOTICE

To convert this Security into Common Stock of the Company, check the box:  ☐

To convert only part of this Security, state the principal amount to be converted (must be $1,000 or a integral multiple of $1,000):  $              .

If you want the stock certificate made out in another person’s name, fill in the form below:

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

Your Signature:

Date:

(Sign exactly as your name appears on the other side of this Security)

*Signature guaranteed by:

By:

*

The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

FORM OF NOTICE OF REDEMPTION

[DATE]

To the Holders of the     % Convertible Senior Notes due 20     issued by Steel Dynamics, Inc.:

Steel Dynamics, Inc. (the “Issuer”) by this written notice hereby exercises, pursuant to Section 3.01 of that certain Indenture (the “Indenture”), dated as of                     , 20    , between the Issuer and Wells Fargo Bank, National Association, its right to redeem $[                  ] of its     % Convertible Senior Notes due 20     (the “Securities”).  All capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture.

1.	Redemption Date: [ , ]

2.	Redemption Price: $[ ]

3.

Conversion Rate: Each $1,000 principal amount of the Securities is convertible into            shares of the Issuer’s common stock, par value $0.10 per share (the “Common Stock”), subject to adjustment, during the period described below.

4.	Paying Agent and Conversion Agent: [NAME] [ADDRESS]

5.

The Securities called for redemption may be converted at your option at any time from the date of this Notice of Redemption until 5:00 p.m. (New York City time) on the Business Day immediately prior to the Redemption Date set forth above.

6.

The Securities called for redemption and not converted at your election prior to 5:00 p.m. (New York City time) on the Business Day immediately prior to Redemption Date set forth above shall be redeemed on the Redemption Date.

7.	If you elect to convert your Securities, you must satisfy the requirements for conversion set forth in your Securities.

8.

Your Securities called for redemption must be surrendered by you (by effecting book entry transfer of the Securities or delivering Certificated Securities, together with necessary endorsements, as the case may be) to [Name of Paying Agent] at [insert address] in order for you to collect the Redemption Price.

9.	[The Securities bearing the following Certificate Number(s) in the principal amount set forth below opposite such Certificate Number(s) are being redeemed:

Certificate Number(s) Principal Amount]

10.

Unless the Issuer defaults in making the payment of the Redemption Price owed to you, Interest and Special Interest, if any, on your Securities called for redemption shall cease to accrue on and after the Redemption Date.

11.	CUSIP Number:

STEEL DYNAMICS, INC.

FORM OF FUNDAMENTAL CHANGE PURCHASE NOTICE

To: [Name of Paying Agent]

The undersigned registered owner of this Security hereby acknowledges receipt of a notice from Steel Dynamics, Inc. (the “Company”) pursuant to Section 3.08 of that certain Indenture (the “Indenture”), dated as of                     , 20    , between the Company and Wells Fargo Bank, National Association, and requests and instructs the Company to purchase the entire principal amount of this Security, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Security and the Indenture at the Fundamental Change Purchase Price, together with accrued and unpaid interest (including Special Interest, if any), to, but not including, the Fundamental Change Purchase Date, to the registered Holder hereof.

Date:
Signature (s)

Signatures must be guaranteed by a qualified guarantor institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

Signature Guaranty

Principal amount to be redeemed (in an integral Multiple of $1,000, if less than all):

Certificate number (if applicable):

NOTICE:  The signature to the foregoing election must correspond to the name as written upon the face of this Security in every particular, without any alteration or change whatsoever.